Exhibit 4.16

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Execution version

AMENDED AND RESTATED CRYPTOCURRENCY AGREEMENT
as novated, amended and restated with effect from 12 March 2026

ZODIA CUSTODY (EUROPE) S.A.

and

COINSHARES XBT PROVIDER AB (publ)

and

COINSHARES (JERSEY) LIMITED

and

THE LAW DEBENTURE TRUST CORPORATION p.l.c.

and

COINSHARES CAPITAL MARKETS (JERSEY) LIMITED
as Determination Agent

and

COINSHARES CAPITAL MARKETS (JERSEY) LIMITED
as Staking Agent

CRYPTOCURRENCY CUSTODY AGREEMENT

Table of Contents

1.	INTERPRETATION	2
2.	WALLETS	9
3.	DEPOSITS (CREATIONS)	13
4.	WITHDRAWALS	15
5.	PROPER INSTRUCTIONS	16
6.	CONFIDENTIALITY	19
7.	PERSONAL DATA PROCESSING	19
8.	CUSTODY SERVICES	19
9.	REPRESENTATIONS	22
10.	FEES AND EXPENSES	23
11.	INTELLECTUAL PROPERTY	25
12.	SCOPE OF RESPONSIBILITY	26
13.	TERM AND TERMINATION	28
14.	NOTICES	31
15.	GENERAL	33
16.	GOVERNING LAW AND JURISDICTION	35
SCHEDULE 1 AVAILABLE DIGITAL CURRENCIES		39
APPENDIX 1 SECURITY PROTOCOL		40
APPENDIX 2 CONFIDENTIALITY		41
APPENDIX 3 PERSONAL DATA PROCESSING		46
APPENDIX 4 LIQUIDITY RULES		50
APPENDIX 5 STAKING FACILIATION SERVICES		51

i

THIS AGREEMENT is made with effect on and from 15 May 2025 and novated, amended and restated with effect from 12 March 2026

BETWEEN

(1)	ZODIA CUSTODY (EUROPE) S.A., a private limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg) under number B289268 (“Zodia” or the “Custodian”);

(2)	COINSHARES XBT PROVIDER AB (publ), a company incorporated under the laws of Sweden (with registered number 559001-3313), whose registered address is Artillerigatan 6, 114 51 Stockholm, Sweden (the “Company” or the “Client”);

(3)	COINSHARES (JERSEY) LIMITED, a company incorporated under the laws of Jersey, Channel Islands (registered number 102184) having its registered address at 2nd Floor, 2 Hill Street, St. Helier, Jersey, JE2 4UA, Channel Islands (the “Programme Manager”);

(4)	THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated under the laws of England and Wales with company number 01675231, with a registered office address of 8th Floor,100 Bishopsgate, London EC2N 4AG, England (the “Trustee”), which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of the Trust Instrument (as defined below) as trustee for the Security Holders (as defined in the Trust Instrument);

(5)	COINSHARES CAPITAL MARKETS (JERSEY) LIMITED, a company incorporated under the laws of Jersey with registered number 122384, whose registered office is 2 Hill Street, St Helier, Jersey, JE2 4UA, Channel Islands as determination agent (the “Determination Agent”, which expression shall include any successor determination agent appointed under the Determination Agency Agreement); and

(6)	COINSHARES CAPITAL MARKETS (JERSEY) LIMITED, a company incorporated under the laws of Jersey with registered number 122384, whose registered office is 2 Hill Street, St Helier, Jersey, JE2 4UA, Channel Islands as staking agent (the “Staking Agent”, which expression shall include any successor staking agent appointed under the Staking Agency Agreement (as defined below)).

INTRODUCTION:

(A)	The Company and the Trustee entered into a Trust Instrument (as amended the “Trust Instrument”) dated 25 April 2025 pursuant to which the Issuer created classes of Digital Securities and Trustee has agreed to act as trustee for the Security Holders of the Digital Securities pursuant to the Trust Instrument.

(B)	Digital Securities may be issued by the Company against delivery of Digital Currency made by way of payment for the issue of such Digital Securities. The Company has agreed that Digital Currency delivered to it on subscription for Digital Securities will be paid into the Subscription/Redemption Wallet. Once received in full, subject to the liquidity requirements set forth below, 100% of the Digital Currency stored in the Subscription/Redemption Wallet will be transferred into the Long-term Storage Wallet for safekeeping.

(C)	As security for the Company’s obligations to the Security Holders in respect of the Digital Securities of each class, the Company has granted to the Trustee (for itself and as trustee for the Security Holders of that class) certain security over the Company’s assets, including a floating charge over the Company’s rights in relation to the Digital Currency held in the Secured Wallets to the extent that the same relates to such class and an assignment by way of security of the Company’s rights in relation to this Agreement to the extent that the same relates to such class.

(D)	The Company and the Custodian have agreed that the Secured Wallets will be established by the Custodian for the Custodian to hold Digital Currency as trustee for the benefit of the Company and that the Company will have the sole right to give Instructions for the making of withdrawals out of the Secured Wallets.

(E)	Pursuant to a Staking Agency Agreement (the “Staking Agency Agreement”) dated 25 April 2025 made between the Company, the Trustee, the Staking Agent and the Determination Agent, the Staking Agent was appointed as Staking Agent in respect of each Staking Class with duties inter alia to appoint a person, firm or other entity approved by the Issuer to act as validator and to determine from time to time the amount of any Digital Currency to be applied for Staking.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1.	Definitions: Words and expressions defined in the Prospectus, unless otherwise defined herein, have the same meanings when used in this Agreement. In addition, in this Agreement, unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Affiliate” means, in relation to a person (“Person 1”), any other person (“Person 2”) that, directly or indirectly:

(i)	is Controlled by Person 1;

(ii)	Controls Person 1; or

(iii)	is under common Control with Person 1,

(in each case, where Person 1 and/or Person 2 should be a non-natural person, irrespective of whether or not incorporated or with separate legal personality and irrespective of where incorporated or domiciled);

“Airdrop” means the free distribution of a Digital Currency to wallets holding such Digital Currency as registered on the relevant Distributed Ledger for such Digital Currency at the Company’s Public Address;

“AML Obligations” means, in connection with and to the extent applicable to a Party, the obligations upon that Party under the money laundering, counter-terrorist financing, sanctions, non-proliferation, anti-bribery, anti-corruption, anti-trafficking and other financial crime statutes and the rules and regulations promulgated thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over such Party;

“Approval Principle” means the approval of an activity (including, but not limited to instructions) by a minimum of two Authorised Persons on behalf of the Company, utilising the Platform and their Mobile Device;

“Authentication Procedures” has the meaning given in Clause 5.1;

“Authorised Person” means:

(i)	a natural person within the Company’s organisation designated by or the Company; and

(ii)	who has been authorised by the Company (either alone or collectively) to use the Platform in order to utilise Vault Services to perform any of the acts under this Agreement or receive services;

in a single instance of such designation and authorisation (which is to say that a natural person may be more than one Authorised Person), which particular such instance continues to subsist (and “Authorised Persons” shall mean all or such combination thereof as the context requires);

“Basket Securities” means Digital Securities of a class specified in Part B of Schedule 3 (Classes of Digital Securities) to the Trust Instrument;

“Business Day” means any day other than a weekend or public holiday when banks are open for business in London, United Kingdom;

“Channel” means any system, medium or channel, including an electronic banking channel, a website, the internet, a Mobile Device, email or other communication means, through which the Parties may communicate information and documents relating to this Agreement;

“Client Provider” means a Provider who may not yet have been selected or onboarded by the Custodian but whose services have been requested by the Client or the Staking Agent to the Custodian;

“Client Requested Eligible Assets” means, in relation to Staking or any other service provided by the Custodian, any Digital Currency supported by the Custodian in relation to which the Custodian has not performed its Standard Testing Protocol prior to enabling it for Staking or such other service at the Client’s or the Staking Agent’s request;

“Conditions” means the terms and conditions on and subject to which Digital Securities are issued in the form or substantially in the form set out in the Trust Instrument;

“Control” of any entity or person means ownership of a majority of the voting power of the entity or person concerned (and “Controlled” shall be interpreted accordingly);

“Controller” shall have the same meaning as contained in the Data Protection Obligations;

“Covered Cryptoasset” means, in respect of a Public Address, a Supported Cryptoasset which:

(i)	has been transferred to such Public Address during the term of this Agreement (but not, for the avoidance of doubt, following the termination of this Agreement);

(ii)	is not a Quarantined Cryptoasset; and

(iii)	has not been transferred from such Public Address to another public address (including another Public Address);

“Cryptoasset” means a digital representation of a value or of a right that is able to be transferred and stored electronically using distributed ledger technology or similar technology, as these terms are defined under MiCAR;

“Cryptographic Private Key” means a string of data or code that is known only to the bearer of such data or code and that can be used to prove ownership of a Digital Currency recorded on a Distributed Ledger;

“Custodian’s Personnel” means in relation to the Custodian, its directors, officers, employees, non-employee workers, agents, auditors, consultants, contractors and sub-contractors who are either authorised by the Custodian (i) to create and manage permissions, Secured Wallets and whitelists in accordance with the Rules and this Agreement (a “Custodian Administrator”) or (ii) to operate the Secured Wallets (including the ability to approve and cancel Transfers) in accordance with the Rules and this Agreement (a “Custodian Operator”);

“Data Authority” means any regulatory authority responsible for the enforcement of Data Protection Obligations;

“Data Protection Obligations” means all applicable laws which govern the use of Personal Data or information relating to identified or identifiable natural persons residing in the European Economic Area (EEA), the United Kingdom and Switzerland, including the laws of the European Union (“EU”), the EU General Data Protection Regulation (EU 2016/679), (“GDPR”), the Privacy and Electronic Communications (EC Directive) Regulations 2003 (SI 2003/2426), the UK Data Protection Act 2018 or any equivalent laws applicable to the Parties, in each case, as amended, consolidated, updated or replaced from time to time (together with any subordinate or related legislation made under any of the foregoing), and any other foreign or domestic data protection laws to the extent that they are applicable to a Party in the course of its performance of its obligations hereunder;

“Digital Certificate” means a digital code verifying an identity or protecting an electronic message issued by an electronic device or software used to verify identity or protect electronic messages;

“Digital Currency” means money or scrip that can only be exchanged electronically via a Distributed Ledger that is defined as a Covered Cryptoasset and held accordingly by the Custodian under this Agreement and/or any credit balance in the Subscription Wallet as the context requires;

“Digital Currency Rules” means the rules and operating procedures of:

(i)	any applicable protocols or other non-software related rules relating to any Cryptoasset, digital coin, blockchain or other distributed ledger; or

(ii)	any Cryptoasset exchange, stock exchange or settlement system,

or any market practice in relation thereto in any jurisdiction, whether now or hereinafter in effect;

“Digital Securities” means the relevant class of undated, limited recourse, secured debt securities of the Company, created pursuant to and constituted by the Trust Instrument, and any other class of digital securities that may be so created and constituted from time to time;

“Distributed Ledger” means an information repository that keeps records of transactions and that is shared across, and synchronised between, a set of distributed ledger technology (as sucht term is defined under MICAR) network nodes using a consensus mechanism;

“Electronic Key” means a smart card, security token, electronic key or other similar authentication or verification device or software in any form;

“E-mail” means encrypted and signed email communications;

“Enhanced Security Protocol” means the protocols set out in Appendix 1 (Security Protocol) to this Agreement;

“Fee Schedule” means the Fee Schedule dated 17 July 2024 between Zodia Custody Limited and Coinshares International Limited as amended from time to time;

“Fork” means, in respect of a Cryptoasset, a change, or potential change, in any protocol of that Cryptoasset, including a change which gives rise to one or more further Cryptoassets:

“Index Securities” means Digital Securities of a class specified in Part C of Schedule 3 (Classes of Digital Securities) to the Trust Instrument;

“Individual Securities” means Digital Securities of a class specified in Part A of Schedule 3 (Classes of Digital Securities) to the Trust Instrument;

“Instruction” means any instruction issued to the Custodian by someone who the Custodian reasonably believes to be an Authorised Person which (a) contains the information which the Custodian requires to carry out the instruction; (b) is provided through a Channel or other communication means which is mutually agreed by the relevant Parties; and (c) is transmitted in accordance with the relevant procedures for verification of origination of instructions as the Custodian may specify. “Instruct” and “Instructed” have corresponding meanings;

“IP Rights” means patents, inventions, trademarks, service marks, trade names, logos, domain names, business names, rights in designs (including registered and unregistered designs and design rights), copyright (including rights in computer software save for open source software), database rights, goodwill, rights in get-up and all other (related or distinct) intellectual property rights, in each case whether registered or unregistered and in whatsoever medium recorded, which may now or in the future subsist anywhere in the world, together with:

(i)	applications (and the rights to apply) for the grant of any of the foregoing (and corresponding applications, renewals, extensions, divisions and continuations of the aforesaid);

(ii)	rights to preserve the confidentiality of information;

(iii)	the right to sue for passing-off or unfair competition;

(iv)	rights to claim priority from such rights or other material and works (of whatsoever nature);

(v)	all similar or equivalent rights or forms of protection to any of the foregoing; and

(vi)	all associated know-how, methods, concepts, processes and preparatory materials;

“Long-term Storage Wallet” means each wallet established under the Zodia Custody Solution to hold Covered Cryptoassets by the Custodian for the benefit of the Company pursuant to this Agreement and which is accessed pursuant to the Custodian’s Enhanced Security Protocol;

“Losses” means any and all losses, liabilities, damages, actions, proceedings, claims, demands, costs, charges, taxes (excluding any income taxes assessable in respect of sums due), interest, penalties, assessments and expenses (including all legal, professional and other expenses and amounts reasonably paid in settlement) asserted against or paid, suffered or incurred by a Party;

“Materials” means any electronic medium or platform, software, hardware, equipment, documents, materials or other items delivered or made available from time to time by (or on behalf of) the Custodian to the Company and/or the Trustee under the Agreement;

“MICAR” means Regulation (EU) 2023/1114 of the European Parliament and of the Council of 31 May 2023 on markets in crypto-assets, its secondary legislation adopted by European Commission and guidelines and the recommendations, questions & answers, opinions or supervisory convergence tools issued by the European Supervisory Authorities in relation to such regulation;

“Mobile Device” means any mobile communication device which is compatible with the Zodia Custody Solution and which an Authorised Person designates for use with one or more Secured Wallets. The Company bears all risk arising from any instructions authorised through a Mobile Device (including the risk of fraud and hacking);

“Non-Covered Cryptoasset” means all Cryptoassets which are not Covered Cryptoassets;

“Onboarding Protocol” means the policies and procedures of the Custodian subject to applicable law related to the onboarding of its clients (which shall include, inter alia, screening procedures compliant with the AML Obligations), as the same applies in the context of the Client and as may be amended from time to time by the Custodian;

“Parties” means the parties to this Agreement and “Party” means any of the Parties;

“Personal Data” shall have the same meaning as contained in the Data Protection Obligations;

“Personal Data Breach” means a breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorised disclosure of, or access to, Client Personal Data transmitted, stored or otherwise Processed;

“Platform” means the Custodian’s website portal, accessible via a web browser which grants access to and (in combination, for example, with a Mobile Device or API) control over the Secured Wallets;

“Pool” has the meaning given in the Conditions;

“Private Key” means the Cryptographic Private Key which is required to direct transfers of Digital Currencies recorded to the public address for a Secured Wallet in accordance with the protocol of the relevant Digital Currency.

“Processing” shall have the same meaning as contained in the Data Protection Obligations;

“Processing Activities” has the meaning set out in Paragraph 4.1 of Appendix 3 (Personal Data Processing);

“Processor” shall have the same meaning as contained in the Data Protection Obligations (and, in connection with Appendix 3 (Personal Data Processing) shall mean the Custodian unless specified otherwise;

“Proper Instructions” means any communication provided to the Custodian in relation to operation of the Secured Wallets and upon which the Custodian may rely provided in accordance with the rules and requirements as agreed by the Company and the Custodian from time to time;

“Prospectus” means the base prospectus in relation to the Digital Securities dated on or about the date of the Novation Agreement novating, amending and restating this Agreement approved by the Swedish Financial Supervisory Authority, as the same may be modified, supplemented or amended from time to time and includes any further or supplementary prospectus or listing particulars published from time to time in connection with the admission to listing, admission to trading or quotation or offering of Digital Securities on any regulated market or multilateral trading facility in any member state of the European Economic Area;

“Public Address” means each public address notified by the Custodian to the Company from time to time, and any sub-address which is associated with or accessed by the same Private Key as that used to access each such public address.

“Public/Private Key Pair” means the public address (and any sub-address which is associated with or accessed by the same Private Key) to which a Digital Currency deposited in a Secured Wallet is recorded and its associated Private Key.

“Quarantined Digital Currency” means a Digital Currency that is subject to Quarantine Review, including those Digital Currencies that do not successfully pass Quarantine Review;

“Quarantine Review” means a review by the Custodian of a transfer of a Digital Currency, including checks related to AML Obligations, compliance with the Digital Currency Rules and any other reviews or checks the Custodian deems necessary;

“Redemption” means the redemption of Digital Securities by the Company in accordance with the Conditions;

“Redemption Obligations” means the obligation of the Company on Redemption of Digital Securities to deliver Digital Currency or make payment to the relevant Security Holder in accordance with the Conditions;

“Registrar” means Computershare Investor Services (Jersey) Limited;

“Restricted Transfer” means:

(i)	a transfer of Client Personal Data from the Client to a Contracted Processor; or

(ii)	an onward transfer of Client Personal Data from a Contracted Processor to (or between two establishments of) a Contracted Processor,

in each case where such transfer would, at the time of the transfer, be prohibited by Data Protection Obligations (or by the terms of data transfer agreements put in place to address the data transfer restrictions thereof) absent use of relevant Standard Contractual Clauses;

“Residual Cryptoassets” means any Cryptoasset affected by a termination in accordance with Clause 13 (Term and Termination) and that remains in the Zodia Wallet following the date on which the relevant notice becomes effective or the expiry of the relevant notice period (as applicable), and which:

(i)	is a Covered Cryptoasset; or

(ii)	was a Covered Cryptoasset but has since ceased to be a Supported Cryptoasset;

“Rules” means the rules as agreed between the Company and the Custodian from time to time in accordance with the Prospectus and any other transaction documentation applicable to the initiation, execution and control of the Secured Wallets by the Company and the Custodian’s Personnel.

“Secured Property” means, in respect of any class of Digital Securities and any Pool, subject as provided in the Security Deed, (a) all rights of the Issuer under each Custody Agreement (i) to and in relation to the Digital Currencies held by the Custodian, segregated on the Custodian’s books and records from the Custodian’s own property, for it pursuant to the Custody Agreement to the extent that the same relate to the Relevant Pool; and (ii) to the extent that such rights apply to deliveries or payments due in respect of Digital Securities of that class, or any part thereof, and (b) all rights of the Issuer in relation to the Digital Currency held by the Custodian under this Agreement for it for the Relevant Pool, in each case which are subject to the security created in favour of the Trustee pursuant to the Security Deed as it applies in respect of such class;

“Secured Wallet” means each of the Long-term Storage Wallet and the Subscription/Redemption Wallet, each having the following characteristics:

(i)	may be used only for Digital Currency held under this Agreement for the Company and not for any other clients of the Custodian or for any Digital Currency owned by the Custodian itself;

(ii)	is designated by reference to a particular type of Digital Currency only;

(iii)	(being a wallet), has a Cryptographic Private Key which is unique within the private key space on the Distributed Ledger of the relevant Digital Currency;

(iv)	has a unique reference number allocated to it by the Company (which is distinct from its Cryptographic Private Key) and which represents the name of the Issuer and the name of the Pool to which it relates and

(v)	may be used pursuant to this Agreement to receive, store; and / or transfer the relevant type of Digital Currency;

Each Secured Wallet is software licensed by the Custodian to the Company;

“Security” means, in respect of each Pool, the security constituted by the Security Deed to the extent applicable to such Pool;

“Security Deed” means the security deed dated 25 April 2025, as amended and supplemented from time to time, between the Company and the Trustee creating security over the Secured Property for the benefit of the Trustee and the Security Holders of each class;

“Security Holder” means a holder of one or more Digital Securities;

“Security Protocols” means the Standard Security Protocol and the Enhanced Security Protocol;

“Services” means the provision of services by the Custodian including access to a Zodia Wallet, the generation of a Public/Private Key Pair, the safekeeping of the relevant Private Key, the application of a Public/Private Key Pair to give effect to Instructions, reporting, provision of indexers, and ancillary services as set out in this Agreement or in an ancillary wallet services addendum and any other services as otherwise notified by the Custodian to the Client from time to time;

“Service Period” means a calendar month during the subsistence of this Agreement (or, as the case may be, the pro-rata element(s) thereof for the first and last such months;

“SLM” means the non-contractually binding Service Level Memorandum which will be provided to the Company by the Custodian and may be amended from time to time;

“Staking” has the meaning given in the Conditions;

“Staking Class” has the meaning given in the Conditions;

“Standard Security Protocol” means the protocols set out in Appendix 1 (Security Protocol) to this Agreement;

“Standard Testing Protocol” means in relation to any of the Custodian’s services an internal protocol which the Custodian follows in order to test any new services and which may change at the Custodian’s sole discretion without notice;

“Subscription/Redemption Wallet” means each wallet established and maintained in the Zodia Custody Solution to hold Digital Currencies in the name of the Custodian as trustee for the benefit of the Company pursuant to this Agreement and which is accessed pursuant to the Custodian’s Standard Security Protocol;

“Supported Cryptoassets” means, subject to Clauses 2.10 to 2.13 (inclusive), each Cryptoasset which is listed as such in Part A of Schedule 1 (which list may be updated by the addition of further Cryptoassets by the Custodian in its discretion from time to time);

“Supported Fork” means a Fork which the Custodian has informed the Company or the Programme Manager that it can support, and “non-Supported Fork” means any other Fork;

“Trust Instrument” means the trust instrument dated 25 April 2025, as amended and supplemented from time to time, between the Company and the Trustee;

“US Dollars” means United States Dollars;

“User Guide” means any user guide for Vault Services for use by Authorised Persons provided to the Company, the Programme Manager and the Determination Agent via the Platform as part of the onboarding process as amended from time to time;

“Vault Services” means the following services accessible through the Platform:

(i)	visualising balances, values and Transfers (including completed and pending Transfers) linked to Secured Wallets, including the associated receiving address(es); and

(ii)	initiating, reviewing and approving Transfers,

the functionality of which is described in further detail in the User Guide as amended from time to time and shared with the Company, the Programme Manager and the Determination Agent separately;

“Whitelisted Wallet” means each wallet identified by the Company from time to time as eligible to receive transfers from the Secured Wallets. provided that the Custodian has approved, in its discretion and after taking any steps it deems necessary to review such wallet (including assessing the compliance of such wallet with applicable law, any Digital Currency Rules or with any requirements, workflows or policies specified by the Custodian from time to time), as an acceptable wallet for the transfer of Digital Currencies from a Secured Wallet.

“Zodia Custody Solution” means the digital assets wallet solution that enables the Custodian’s clients to securely manage and operate multiple accounts for digital assets held by the Custodian for the relevant client; and

“Zodia Wallet” means a Secured Wallet.

1.2.	Headings

The headings in this Agreement do not affect its interpretation.

1.3.	Singular and plural

References to the singular include the plural and vice versa.

2.	WALLETS

2.1.	Opening Secured Wallets

The Custodian shall open and maintain each Secured Wallet if it is satisfied that the Onboarding Protocol and the terms of this Agreement are met. Each of the Long-term Storage Wallet and the Subscription/Redemption Wallet shall be subject to the respective restrictions and processes set out in Appendix 1.

Upon request by the Company, the Custodian may generate one or more Public/Private Key Pairs for a Secured Wallet in accordance with its internal processes. The Company agrees and acknowledges that, in generating any such Public/Private Key Pair, the Custodian acts as principal and not as agent or trustee or otherwise for or on behalf of the Company. The Company does not have any rights in, entitlement to, or access of any kind to the Public/Private Key Pair. The Custodian will not extract, and/or deliver or send to the Company, or any other person or entity, any Private Key.

The Custodian shall initially open Secured Wallets for the Pools and in respect of the Digital Currencies specified in Part A of Schedule 1. All assets contained in the Secured Wallets shall be Covered Cryptoassets.

Each Secured Wallet shall be maintained to the number of decimal places capable of being shown by the Platform provider. Currency equivalent amounts shall be maintained to two decimal places.

To open any additional Secured Wallet on the Zodia Custody Solution, the Company must provide the Custodian with:

•	the Secured Wallet’s Rules (including permissions for the creation/approval flow of withdrawal transfers, and the creation of receive addresses);

•	the Secured Wallet’s whitelisted addresses;

•	any transaction limits on the Secured Wallet,

and may update the same from time to time by notice in accordance with Clause 14.

The Custodian will (i) hold all Covered Cryptoassets in the Security Wallet segregated on the Custodian’s books and records and from the Custodian’s own property (ii) following enforcement of Security by the Trustee in respect of one or more Pools, hold all rights in the Covered Cryptoassets recorded to any Public Address relating to such Pools, for the Trustee.

2.1A	Basket Securities Pools and Index Securities Pools

In addition to the Secured Wallets for the Pools opened pursuant to Clause 2.1, the Custodian shall also open and maintain Secured Wallets for the Pools relating to the Basket Securities and the Index Securities in accordance with this Clause. Clause 2.1 (and this Agreement) shall apply to such Secured Wallets as it does to the Secured Wallets for the Pools opened pursuant to Clause 2.1 save as specified in this Clause.

Each Pool relating to a class of Basket Securities or a class of Index Securities will include more than one Digital Currency. Accordingly each such Pool will have one Long-Term Storage Wallet in respect of each such Digital Currency and one Subscription/Redemption Wallet in respect of each such Digital Currency.

The Custodian shall initially open Secured Wallets for the following Pools and in respect of the following Digital Currencies: [***]

Clause 2.10 shall apply to any Additional Class of Basket Securities and Index Securities as though it referred to each Digital Currency applicable to such class.

Clause 4.1 shall apply to the Secured Wallets for the Pools relating to the Basket Securities and the Index Securities save that Withdrawals may also be made for the purposes of Rebalancings. If any Digital Currency that is withdrawn from a Secured Wallet for the purposes of a Rebalancing is not subsequently sold or disposed of by the Issuer within five Business Days of such withdrawal, the Issuer shall forthwith deposit such Digital Currency back into the same Secured Wallet.

2.2.	Deposits and withdrawals

The Secured Wallets shall evidence and record deposits and withdrawals of Digital Currency made and Instructions received from the Company through an authorised Channel pursuant to the terms of this Agreement.

2.3.	Reports

Secured Wallet reports will be provided to the Company, the Determination Agent and the Programme Manager by the Custodian by encrypted email by the close of each Business Day should there be any deposits or withdrawals to each Secured Wallet that same day.

The Custodian shall also include in the report to the Company, the Determination Agent and the Programme Manager all information required under Article 75.5 of the MICAR.

2.4.	Rejection of entries

The Custodian at all times reserves the right to reject any erroneous entries to the Secured Wallets.

2.5.	Provision of Information

The Custodian agrees that it will forthwith notify the Trustee in writing if (i) any encumbrance of which it is aware is or is purported to have been created over or in respect of the Secured Wallets or any of the Digital Currencies standing to the credit thereof or (ii) it becomes aware that the Company proposes or attempts to procure any amendment, modification or variation of any of the provisions of this Agreement or any of the arrangements relating to the Secured Wallets or in respect of any transfers which are to be made to or from each Secured Wallets.

2.6.	Access

The Custodian will allow the Company, the Determination Agent, the Programme Manager and the Trustee and their respective auditors such access as they may reasonably require to perform their duties. Each of the Company, the Determination Agent, the Programme Manager and the Trustee agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures.

2.7.	Secured Wallets

Secured Wallets shall be established under the Zodia Custody Solution in accordance with the Custodian’s on-boarding procedures.

Subject to the provisions of Clause 11, the Custodian owns all relevant IP Rights and licenses to exclusively operate the Zodia Custody Solution and to maintain and provide access to the Secured Wallets.

The Custodian may, in its sole, discretion, maintain such insurance as it sees necessary or appropriate to insure against theft or loss of Digital Currency held in the Secured Wallets and any such insurance will be solely for the benefit of the Custodian.

The Secured Wallets shall be subject to the transaction and workflow rules as set out in Appendix 1.

2.8.	Whitelisted Wallets

The Custodian shall only transfer Digital Currency from the Secured Wallets to the Whitelisted Wallets relevant for such Secured Wallets.

The Company shall identify the relevant Whitelisted Wallets for each Secured Wallet at the time of creation of such Secured Wallet.

Additions and deletions of Whitelisted Wallets for each Secured Wallet shall only be made in accordance with Instructions issued and approved by the Company on the Platform through its account controls, and where relevant, the procedures as made by and agreed from time to time by the Administrator and the Custodian.

2.9.	Staking

The obligations between the Parties relating to Staking shall be governed by the provisions in Appendix 5.

2.10.	Listing of Additional Classes

The Company undertakes to the Custodian not to apply for listing or admission to trading on any stock exchange of Digital Securities of any Additional Class unless at the request of the Company, the Custodian (or any other Custodian engaged by the Company) has confirmed to the Company in writing that it is able (as a technical matter) to provide the services provided for in this Agreement in respect of the Digital Currency applicable to such class and the Company and Custodian have agreed on an in-principle governance framework for such Digital Currency.

For the purposes of this Clause, the Custodian confirms that it is able (as a technical matter) to provide the services provided for in this Agreement in respect of all the Digital Currencies specified in the table in Part A of Schedule 1 hereto other than those specified in the table in Part B of Schedule 1 hereto (such Part B as amended from time to time the “Unsupported Digital Currencies List”). The Custodian shall notify the Parties (other than the Trustee) of any removals from the Unsupported Digital Currencies List periodically and promptly upon request. The Custodian shall classify any Digital Currencies prior to removing them from the Unsupported Digital Currencies List as either Eligible Assets or Client Requested Eligible Assets. Digital Currencies so removed from the Unsupported Digital Currencies List shall be Supported Cryptoassets for the purposes of this Agreement.

2.11.	Supported Cryptoassets

Subject to the provisions of Clauses 2.12 and 2.13, each Digital Currency in respect of which the Custodian has opened a Secured Wallet (including, at the date of this Agreement, each Digital Currency referred to in Part A of Schedule 1 and each Digital Currency referred to in Clause 2.1A) shall be a Supported Cryptoasset for the purposes of this Agreement.

2.12.	Client Acknowledgement

The Client acknowledges that:

(a)	a Supported Cryptoasset may cease to be compatible with the Services; or

(b)	the Custodian may, from time to time, and in its sole discretion, determine to no longer support a Supported Cryptoasset (whether or not the same is, in fact, anticipated to remain compatible with the Services) as a consequence of legal, regulatory, operational, security, reputational or other considerations, and, therefore, the provision of Services in connection with such Supported Cryptoasset shall come to an end.

2.13.	Procedure for removal of Supported Cryptoasset

The Custodian shall where possible:

(a)	give the Client, the Determination Agent, the Programme Manager and the Staking Agent written notice as soon as it becomes aware of the occurrence of any Supported Cryptoasset ceasing to be compatible with the Services (as referred to in Clause 2.12(a) above); and

(b)	give the Client, the Determination Agent, the Programme Manager and the Staking Agent written notice as soon as possible following the making of any determination by it pursuant to paragraph 2.12(b) above.

Upon receipt of any such notice the Client, the Determination Agent, and the Programme Manager shall discuss the appropriate steps in good faith for it to take pursuant to a mechanism for dialogue agreed between the Client, the Determination Agent, the Programme Manager and the Custodian.

3.	DEPOSITS (CREATIONS)

3.1.	Procedure for Deposit of Digital Currency

Authorised Persons may use the prescribed method of the Platform and authentication terminal on a Mobile Device as set out in the User Guide to confirm deposits of Digital Currency into the Subscription/Redemption Wallet and the Programme Manager shall maintain the ratio of deposits between the Subscription/Redemption Wallet and the Long-term Storage Wallet in accordance with the liquidity rules in Appendix 4 of this Agreement, by transfer of Digital Currency between the Secured Wallets.

The Custodian will (i) hold all rights in the Digital Currencies deposited in a Secured Wallet (which are not classified as Quarantined Digital Currencies) for the Company or (ii) following enforcement of Security by the Trustee in respect of one or more Pools, hold all rights in the Digital Currencies deposited in a Secured Wallet (which are not classified as Quarantined Digital Currencies) in respect of such Pools, for the Trustee. The Company agrees and acknowledges that its rights with regard to Digital Currencies under this Agreement are limited solely to the Covered Cryptoassets in the Secured Wallet.

3.2.	Quarantine

A Quarantined Digital Currency will remain as such until it, in the opinion of the Custodian (acting in its discretion), has satisfied the Quarantine Review. The Company will not have any rights (including any right to provide Instructions) in respect of any Quarantined Digital Currency notwithstanding that it may be recorded as standing to the balance of the Subscription/Redemption Wallet.

3.3.	Right to amend procedure

To the extent such amendment does not affect any of the material provisions of this Agreement, it is in line with the provisions of the Prospectus and does not constitute a material change (which shall include, without limitation, any change that would impact the Security or the Security Deed or otherwise require, pursuant to the documents described in the Prospectus, the consent of the Trustee), the Custodian, in its sole discretion, may amend the procedures in relation to the deposit of Digital Currency.

The Custodian reserves the right to withhold any Digital Currency, or Quarantined Digital Currency, where this is due to any law or regulation binding on it, such as money laundering regulations. Any such withholding will be promptly notified to the Company, the Trustee and the Determination Agent, such notice to be given in advance of any implementation whenever practicable.

3.4.	Risk

Where there is a deposit of Digital Currency with the Custodian, the deposit shall be completed at the Company’s risk.

The Company is responsible for implementing robust processes and adequate controls in respect of:

(a)	detection, prevention, removal and remedy of threats related to any malware being introduced into Company systems or Channels;

(b)	ensuring the Services are used only within the authorisation limits and functionality parameters set up by the Company; and

(c)	the appointment and removal of Authorised Persons and other personnel of the Company who are granted access to the Secured Wallet.

(d)	the Company and Authorised Persons following any instructions or requirement contained in the User Guide.

The Company must immediately notify the Custodian of any:

(a)	(actual or potential loss or damage to, or any actual or attempted misuse of, any Company identification, Digital Certificate, Electronic Key or Mobile Device (to the extent it may impact upon the provision of the Services);

(b)	failure to comply with any procedures prescribed or recommended by the Custodian;

(c)	problems with a Channel; and

(d)	actual or attempted unauthorised Instruction or transaction,

and the Company must help the Custodian with reasonable requests to resolve any such problems.

The Company must ensure it has the necessary hardware, software and systems for using any Channels and comply with any additional terms governing any Channel that are not controlled by the Custodian or are provided by third parties. The Company confirms that it has assessed any security procedures and user guides and have determined that they are adequate to protect its interests.

4.	WITHDRAWALS

4.1.	Permissible Withdrawals

The Issuer (or its affiliate) may at any time (unless and until the Trustee has given notice to the Custodian under Clause 12.7) give instructions to the Custodian for the Withdrawal of Digital Currency from the Secured Wallets to satisfy redemptions of the Digital Securities or for the payment of the Management Fee. All other fees shall be paid by the Issuer, the Programme Manager or their respective agent from the Management Fee.

4.2.	Procedure

The Determination Agent or the Company may at any time give instructions to the Custodian for the withdrawal of Digital Currency from the Secured Wallets for permissible withdrawals as described in Clause 4.1. Such instructions shall conform to the relevant requirements expressed, respectively, in the Standard Security Protocol and the Enhanced Security Protocol contained in Appendix 1 to this Agreement.

The Company and the Determination Agent may only make withdrawals of Digital Currency from Secured Wallets using the prescribed method of the Platform and an authentication terminal on a Mobile Device. In order to make a withdrawal from a Secured Wallet, an Authorised Person must log on to the Platform through the method described in the User Guide.

Authorised Persons will only be allowed to make withdrawals from those Secured Wallets from which they have the permission to do so.

Having logged on to the Platform , the Authorised Persons may then select the Secured Wallet from which they wish to make a withdrawal, and enter the parameters of the Transfer as follows:

•	the quantity of Digital Currency; and

•	the whitelisted recipient address to which they wish to send the Digital Currency.

An Authorised Person should authenticate as set out in the User Guide

For all withdrawals, the Company and the Determination Agent must apply the Approval Principle.

Withdrawal Transfers will only be submitted to the relevant blockchain once all conditions have been met, and all authorisations executed. The Custodian shall give effect to transfers outlined in the Client’s Instructions by applying a Private Key.

The Custodian will determine or select the amount or level of any fee, charge, or other cost in connection with the transfer of a Digital Currency. The Company will assume the risk of, or, where they are payable, be responsible for the payment of, all such amounts.

4.3.	Right to amend procedure

To the extent an amendment does not affect any of the material provisions of this Agreement, it is in line with the provisions of the Prospectus and does not constitute a material change (which shall include, without limitation, any change that would impact on the Security or the Security Deed or otherwise require, pursuant to the documents described in the Prospectus, the consent of the Trustee), the Custodian, in its sole discretion, may amend the procedure for the withdrawal of Digital Currency. Any such amendment will be promptly notified to the Company, the Trustee, the Programme Manager and the Determination Agent, such notice to be given in advance of implementation whenever practicable.

4.4.	Risk

Where there is a withdrawal of Digital Currency from the Custodian, all rights, title and risk in and to such Digital Currency shall pass at the Point of Delivery to the person for whose account the Custodian has applied the relevant Private Key in accordance with the protocol of the relevant Digital Currency in such a way that an instruction, message or other communication as to the transfer of the relevant Digital Currency arises. The Company acknowledges and agrees that the Custodian shall not have any responsibility for ensuring the approval of, or for the consequences of, any such transfer.

5.	PROPER INSTRUCTIONS

5.1.	Authentication

Each of the Standard Security Protocols and the Enhanced Security Protocols shall follow a set of security codes, passwords or test keys or other authentication devices or procedures (“Authentication Procedures”) as agreed between the Company and the Custodian and set forth in the User Guide (as may be amended from time to time) in order that the Custodian may verify that Proper Instructions have been originated from the Company.

5.2.	Purpose

The Company acknowledges that the Authentication Procedures are designed solely to verify, in a commercially reasonable and protected manner, the source and legitimacy of an instruction from the Company and not:

(i)	to detect errors in the content of an instruction;

(ii)	to prevent duplication;

(iii)	to prevent contradiction within an instruction or between instructions;

(iv)	to qualitatively assess the validity, suitability, merits, necessity or appropriateness of an instruction; or

(v)	to determine if an instruction is in compliance with applicable law or regulation.

5.3.	Safeguarding

Each of the Custodian and the Company shall safeguard any Authentication Procedure agreed pursuant to this agreement and each undertakes to inform the other Party immediately in the event that it believes that any aspect of the Authentication Procedure may have been compromised.

5.4.	Reliance

The Custodian will rely upon successful authentication in accordance with the Authentication Procedures as conclusive evidence of:

(i)	the identity of the instructing individual as acting on behalf of the Company;

(ii)	the authority of the instruction individual to act on behalf of the Company;

(iii)	the instructions provided by that individual as Proper Instructions; and/or

(iv)	any determination or any action by the Company;

as the case may be, as described by the Company following authentication.

5.5.	Oral Instructions

The Company acknowledges that in no circumstances may Proper Instructions be given orally.

5.6.	Standing Instructions

A Proper Instruction may be a standing instruction in accordance with its terms, which instruction shall continue in force until such time as the Custodian has received, and had reasonable time to act upon, a further Proper Instruction amending, superseding or requesting the cessation of compliance with the earlier Proper Instruction.

5.7.	Purported Instructions

Any purported Proper Instruction received by the Custodian in accordance with an Authentication Procedure or otherwise reasonably believed by it to be a Proper Instruction shall be deemed to have originated from the Company and shall constitute a Proper Instruction.

5.8.	Incomplete Instructions

The Custodian shall have no obligation to act in accordance with a Proper Instruction to the extent that such Proper Instruction is incomplete or unclear.

5.9.	Ultra Vires Instructions

The Custodian shall have no obligation to act in accordance with a Proper Instruction to the extent that such Proper Instruction is regarded by the Custodian, acting reasonably, as being in conflict with:

(i)	applicable law or regulation;

(ii)	the relevant Security Protocol; or

(iii)	(otherwise) the provisions of the Agreement.

5.10.	Notification

The Custodian shall notify the Company as soon as reasonably practicable of any decision it takes not to comply with all or part of an instruction from the Company which is subject to the application of Clause 5.8 or 5.9 above and the reasons therefor (unless prevented by law from so doing).

5.11.	Relationship Management

The Parties shall agree relationship management and services standards reflective of the Parties’ requirements from time to time.

5.12.	Indemnity

[***]

5.13.	Forks and Airdrops – Obligations of the Custodian

The Custodian:

(i)	shall record receipt of any Air Drop in its books and records and notify the Company as soon as reasonably possible of such an event but this Agreement otherwise confers no rights or interests on the Company, nor any responsibilities, duties or obligations on the Custodian, with regard to such Air Drop;

(ii)	with respect to any new digital asset (each, a “New Digital Currency”) which results from a permanent divergence (hard fork) in the Distributed Ledger of Digital Currency (the “Progenitor Digital Currency”) held by the Company during the period of this Agreement (each, a “Fork”), shall assess such New Digital Currency for its compatibility with the Zodia Custody Solution;

(iii)	upon becoming aware of a Fork, shall as soon as it is reasonably practicable to do so, notify the Client of any Supported Forks and any non-Supported Forks;

(iv)	where any Cryptoasset which was a Covered Cryptoasset prior to the occurrence of a Fork is, following the Fork, recorded on a non-Supported Fork, may terminate the Services in respect of such Cryptoassets in accordance with Clause 13;

(v)	shall use commercial endeavours to ensure that a new asset is compatible with the Secured Wallet; and

(vi)	shall notify the Company, the Determination Agent and the Programme Manager, within fifteen (15) Business Days following the relevant Fork, whether the associated New Digital Currency, at the time of the notification:

(1)	is compatible with the Zodia Custody Solution, in which case:

(a)	such New Digital Currency shall, from its inception at the relevant Fork be deemed to be (and have been) as a distinct form of Digital Currency to the Progenitor Digital Currency; for all purposes (including, for the avoidance of doubt, the further application thereto of this Clause 5.13); and

(b)	all holdings of the New Digital Currency in the Company’s Secured Wallets will be transferred into a new Secured Wallet for the Company; or

(2)	is not (or is not yet) compatible with the Zodia Custody Solution, in which case the Parties shall discuss the appropriate next steps.

5.14.	Acknowledgements of the Company with respect to Forks

The Company acknowledges that:

(i)	Distributed Ledger networks are decentralised, peer-to-peer networks run by third-parties;

(ii)	the Custodian has no ownership or control over Distributed Ledger networks, their protocols, functionality, security and / or availability;

(iii)	accordingly, the Custodian is not responsible for any Fork (and is unable to influence the outcome of the same), including for any loss in value of the Company’s Digital Currency or for changes in their functionality and / or name resulting (directly or indirectly) therefrom; and

(iv)	it is responsible for making itself aware of anticipated Forks, including by reference to publicly available information as well as information (if any) provided by the Custodian.

6.	CONFIDENTIALITY

The confidentiality obligations between the Parties shall be governed by the provisions in Appendix 2.

7.	PERSONAL DATA PROCESSING

7.1.	Each of the Custodian, the Company and the Programme Manager represents and warrants to each such other Party that it is committed to compliance with the applicable Data Protection Obligations.

7.2.	The data processing agreement, which is contained in Appendix 3 to this Agreement, determines the purpose and manner in which Personal Data is to be Processed under the Agreement in accordance with the requirements of the Data Protection Obligations.

8.	CUSTODY SERVICES

8.1.	Appointment

The Company hereby appoints the Custodian to act as custodian of the Digital Currency in accordance with this Agreement and subject to the Security. The Custodian expressly acknowledges its knowledge of and compliance with the terms of the Security.

8.2.	Segregation of Digital Currency

The Custodian will be responsible for the safekeeping of the Digital Currency that comprises Covered Cryptoassets on the terms and conditions of this Agreement. In particular, the Custodian will:

(i)	segregate the Digital Currency stored in the Long-term Storage Wallets applicable to each Pool from any Digital Currency stored in long-term which the Custodian owns or holds for each other Pool, by making appropriate entries in its books and records including, but not limited to, assigning a separate public address for each Digital Currency held for each Pool;

(ii)	hold the Digital Currency in safe custody in the Secured Wallets at all times, and shall not create, or permit to exist to the extent within the control of the Custodian, any encumbrance of any nature in respect of the Secured Wallets, other than as permitted pursuant to this Custody Agreement;

(iii)	label or otherwise appropriately identify the Digital Currency by a unique reference number applicable to each Pool as being held for the Company and that Pool;

(iv)	hold the Digital Currency on a non-fungible basis;

(v)	not commingle the Digital Currency held for any Pool with any other digital currency (other than a Quarantined Digital Currency) held by the Custodian for its own account or for any other account;

(vi)	not, without the prior written consent of the Company and the Trustee, deposit or hold the Digital Currency with any third-party depository, custodian, clearance system or wallet; and

(vii)	keep the private keys secure and will not disclose such keys to any other party.

8.3.	Ownership of Digital Currency

The Custodian will identify in its books that all Digital Currency that is a Covered Cryptoasset is held by the Custodian and shall be segregated on the Custodian’s books and records from the Custodian’s own property for the benefit of the Company (and subject to the Security).

The Custodian will (i) hold all rights in the Covered Cryptoassets recorded to any Public Address for the Company or (ii) following enforcement of Security by the Trustee in respect of one or more Pools, hold all rights in the Covered Cryptoassets recorded to any Public Address in respect of such Pools, for the Trustee.

The Company agrees and acknowledges that its rights with regard to Cryptoassets under this Agreement are limited solely to its rights as reflected in the Secured Wallet in respect of the Covered Cryptoassets. This Agreement confers no rights or interests on the Company, nor any responsibilities, duties or obligations on the Custodian, with regard to any Non-Covered Cryptoassets, including in relation to any Airdrop.

The Custodian will keep such books and records (which may be electronic records) as may be necessary to give a complete record of all Covered Cryptoassets transferred to and from each Public Address and all Instructions received from the Company.

Each Party agrees that the location of the Covered Cryptoassets and any rights attaching to them shall be deemed to be the Grand Duch of Luxembourg.

8.4.	Additional undertakings of the Custodian

Without prejudice to the obligations of the Custodian in Clauses 8.2 and 8.3 (which shall apply without any changes of meaning implied by the provisions of this Clause 8.4 and in addition to the requirements of this Clause 8.4) the Custodian agrees and undertakes that:

(i)	each Zodia Wallet is associated with a Public Address that is unique to that Zodia Wallet – this Public Address is the unique identifying number for that Zodia Wallet, which enables Cryptoassets to be transferred to that particular Zodia Wallet, such transfer to be effected only if the Cryptoasset being transferred qualifies as a Covered Cryptoasset in accordance with the terms of this Agreement;

(ii)	each Covered Cryptoasset is recorded to that unique Public Address, which forms part of the chain of that Covered Cryptoasset;

(iii)	in addition to a Public Address, each Zodia Wallet is associated with a unique Private Key, the confidentiality and absolute control of which is strictly maintained by Zodia;

(iv)	Zodia is the sole owner of each Private Key, and this ownership gives Zodia absolute and unconditional control over all Cryptoassets that are registered to the Public Address that corresponds to that Private Key;

(v)	Zodia’s absolute and unconditional control of each Private Key means that no transfers from a Zodia Wallet can be effected without Zodia effecting an Instruction through the use of a Private Key;

(vi)	a Covered Cryptoasset is registered to the Public Address and remains in the Zodia Wallet until such point as the Client issues an Instruction to effect a transfer, which Zodia will effect through the use of the corresponding Private Key associated with that Zodia Wallet, provided the Instruction satisfies those requirements set out in this Agreement;

(vii)	each Zodia Wallet, and therefore the Covered Cryptoassets recorded on the Public Address associated with that particular Zodia Wallet, is fully segregated in Zodia’s books and records as against all other Zodia Wallets (and consequently, the Covered Cryptoassets recorded on the Public Addresses associated with those Zodia Wallets), such that at any point in time, a complete record of all Covered Cryptoassets transferred to and from each Zodia Wallet (i.e., through its associated Public Address) and all Instructions received from the Client will be maintained by Zodia; and

(viii)	further to the above, there is no comingling of Covered Cryptoassets as between Zodia Wallets, or indeed, as between a Zodia Wallet and Zodia’s own assets.

8.5.	Record Keeping

The Custodian will comply with all applicable statutory and regulatory record keeping requirements and will share such records with the Company, the Programme Manager, the Determination Agent and the Trustee upon request and to the extent permitted by law and regulation and as agreed between the Parties from time to time.

8.6.	Attachment

The Custodian shall, and shall cause any agent acting on its behalf to, use reasonable efforts to:

(i)	refuse to consent to any attachment of the Digital Currency or to any similar order or to any claim that would encumber the Digital Currency in any manner;

(ii)	resist any writ of attachment, similar order, or claim that would encumber or affect the free transferability of any of the Digital Currencies; and

(iii)	deny any request by a third party to transfer the Digital Currency without the prior consent of the Trustee,

and in each case the Custodian shall give the Trustee immediate notice in writing of the occurrence of any request, consent, writ, order or claim referred to above (unless such notice is prohibited by law).

9.	REPRESENTATIONS

9.1.	Company’s and Programme Manager’s representations

Each of the Company and the Programme Manager represent and warrant to the Custodian that (such representations and warranties being deemed to be repeated upon each occasion of deposit of Digital Currency under this Agreement):

(i)	It has all necessary authority, powers, consents, licences and authorisations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(ii)	the persons entering into this Agreement on its behalf have been duly authorised to do so;

(iii)	this Agreement and the obligations created under it are binding upon it and enforceable against it in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of or any order, charge or agreement by which it is bound;

(iv)	it has not violated or breached any law or regulation to which it may be subject, the violation or breach of which would materially impair their ability to enter into the Agreement or perform its obligations under the Agreement; and

(v)	it is presently able to pay its debts as they fall due and is not at risk of or planning to suspend the making of payments on any of its debts or, by reason of actual or anticipated financial difficulties, commencing negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

9.2.	Custodian’s representations

The Custodian represents and warrants to the Company and the Programme Manager (such representations and warranties being deemed to be repeated upon each occasion of deposit of Digital Currency under this Agreement):

(i)	it is incorporated in the Grand Duchy of Luxembourg with all necessary authority, powers, consents, licences and authorisations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(ii)	the Custodian maintains its centre of main interest in Luxembourg and has no establishment in any other jurisdiction;

(iii)	the persons entering into this Agreement on behalf of the Custodian have been duly authorised to do so;

(iv)	this Agreement and the obligations created under it are binding upon the Custodian and enforceable against the Custodian in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of any order, charge or agreement by which the Custodian is bound;

(v)	it is not engaged or about to engage in any litigation or arbitration of any material importance and to the best of the knowledge, information and belief of the Custodian no such litigation or arbitration is pending or threatened against it;

(vi)	unless otherwise disclosed to the Company in writing, the Custodian and its subsidiaries are not, and are not engaged in any activities that would require it to be registered or licenced with any government body in addition to its existing registrations or licences;

(vii)	it has not violated or breached any law or regulation to which it may be subject, the violation or breach of which would materially impair its ability to enter into the Agreement or perform its obligations under the Agreement;

(viii)	beneficial and legal ownership of the Digital Currency is, and shall remain, freely transferable without the payment of money or value;

(ix)	it waives any right of lien or pledge under any provision of law, regulation or contract with respect to the Digital Currency;

(x)	it is presently able to pay its debts as they fall due and is not at risk of or planning to suspend the making of payments on any of its debts or, by reason of actual or anticipated financial difficulties, commencing negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(xi)	it has the relevant experience, skill and capacity to engage in the custodial duties set out under this Agreement; and

(xii)	it complies with the applicable laws and regulations, in particular:

(a)        with all applicable provisions of MICAR; and

(b)	with all applicable provisions of Regulation (EU) 2022/2554 of the European Parliament and of the Council of 14 December 2022 on digital operational resilience for the financial sector.

10.	FEES AND EXPENSES

10.1.	Custodian Service Fees

[***]

10.2.	Expenses

The Programme Manager shall procure the payment to the Custodian on demand of all costs, charges and expenses (including any relevant taxes other than VAT, duties and any and all third-party costs and fees incurred by the Custodian in connection with the Agreement, or the enforcement of its rights thereunder (including reasonable legal fees and disbursements but excluding any fees listed in Clause 10.1 above and Clause 10.4 below) incurred by the Custodian in connection with the performance of its duties and obligations under this Agreement or otherwise in connection with the Digital Currency.

10.3.	Payments

(a)	[***]

10.4.	Default interest

If the Programme Manager fails to procure payment to the Custodian of any amount when it is due, the Custodian reserves the right to charge interest (both before and after any judgement) on any such unpaid amount calculated at a rate equal to 4% above Barclays Bank PLC’s base rate the for the currency in which the amount is due. Interest will accrue on a daily basis and will be due and payable as a separate debt.

10.5.	Recovery from the Company

Amounts payable pursuant to this Clause 10 shall not be debited from the Secured Wallets, but shall be payable by the Programme Manager on behalf of the Company, and the Custodian hereby acknowledges that it will have no recourse (i) against Digital Currency or any other asset standing to the credit of the Secured Wallets or (ii) to the Trustee in respect of any such amounts.

10.6.	Set-Off:

(a)	The Programme Manager acknowledges that it may not make deductions from any amounts payable in respect of any claim by the Company against the Custodian under the Agreement or otherwise.

(b)	With prior notice to the Programme Manager and the Determination Agent, the Custodian may set-off any payment obligation owed to the Custodian by the Programme Manager or the Company against any payment obligations owed by the Custodian to the Programme Manager or the Company (for the purposes of the foregoing, if any obligation of the Programme Manager or the Company is unliquidated or unascertained, the Custodian may set-off an amount estimated by it in good faith to represent the amount of the obligation).

10.7.	Tax Responsibility and Indemnity

(a)	All fees stated are exclusive of any tax, levy or similar charge.

(b)	The Custodian is not responsible for the payment or other discharge of any obligations imposed on the Company in connection with the Digital Currency (or otherwise) by the tax law of any jurisdiction.

(c)	The Programme Manager indemnifies (and thereby undertakes to keep indemnified) the Custodian from and against the payment of all taxes (and any relevant penalties and interest) that may be assessed and levied against the Custodian in respect of the Digital Currency of the Company.

11.	INTELLECTUAL PROPERTY

11.1.	Significance: The Parties acknowledge the sensitivity which would apply in connection with the use and exploitation of the Custodian’s respective brands and IP Rights.

11.2.	Non-interference: Each of the Parties undertakes on its own behalf, and each of the Parties (other than the Trustee) undertakes on behalf of their representatives, that they shall not:

(a)	modify, disassemble, decompile, reverse-engineer, copy or otherwise attempt to derive source code or other trade secrets from (or about) any Materials; or

(b)	tamper with or modify the security mechanisms within (or otherwise interfere with or disrupt the integrity, operation or performance of) any Materials.

11.3.	Consent: No Party shall issue or publish (or procure the issuance or publication of) any, press or media release, public statement, internet blog (or similar, including tweet) or document which:

(a)	contains reference to the Custodian; or

(b)	which (otherwise) utilises in any manner the Custodian’s brand, trademarks, logos or other IP rights in any way (including in promotional material); or

without, in each case, the prior written consent of the Custodian, save that no such consent shall be required in connection with any notice or other document published or issued by the Trustee in the performance of its duties and obligations under the Programme Documents.

11.4.	Conditions: If consent pursuant to Clause 11.3 is given to any of the other Parties by the Custodian, the Custodian acknowledges that such consent would (and shall only) be issued on the conditions that:

(a)	Custodian’s IP Rights are referenced and used in accordance with applicable intellectual property laws;

(b)	proper attribution is given to the Custodian as owner of the relevant IP Rights;

(c)	the relevant IP Rights of the Custodian are not altered or obscured when referenced;

(d)	utilisation of the Custodian’s IP Rights is not undertaken in any manner which is likely to suggest to a reasonable observer that the Custodian endorses the service offering of a Party or of any other third-party, whether or not such aforementioned conditions are reiterated separately (in any form or medium) at the time of the giving of the consent concerned.

11.5.	Feedback: The Parties acknowledge that the Custodian shall own feedback relating to the services provided in any medium by a Party to the Custodian. The Custodian shall be entitled to unrestricted use and dissemination of such feedback for any purpose, commercial or otherwise, without acknowledgement or compensation to such other Party being due in respect thereof.

12.	SCOPE OF RESPONSIBILITY

12.1.	Insurance

The Custodian (or one of its affiliates) shall make such insurance arrangements from time to time in connection with the Custodian’s custodial obligations under this Agreement as the Custodian considers appropriate and will be responsible for all costs, fees and expenses (including any relevant taxes) in relation to any such insurance policy or policies. Such insurance shall be for the benefit of the Custodian and not the Company.

12.2.	Force Majeure

The Custodian shall not be liable for any delay in performance, or for the non-performance of any of its obligations under this Agreement by reason of any cause beyond the Custodian’s reasonable control. This includes any act of God or war or terrorism or pandemic or any industrial action, acts and regulations of any governmental or supra national bodies or authorities or regulatory or self-regulatory organisation, for any reason, to perform its obligations.

12.3.	Indemnity

[***]

12.4.	Disclaimer of warranties

The Custodian disclaims liability for any and all Losses incurred by the Company in connection with the Company’s access to and use of the Services to the extent that such Losses are caused by acts or omissions of the Company, its Authorised persons or its agents in breach of this Agreement. The Company’s access to the Services is provided “as is” and the Custodian and its suppliers make no warranty of any kind, express or implied, regarding the Service, and specifically disclaim the warranties of merchantability, fitness for a particular purpose, and non infringement, to the maximum extent possible by law. The Custodian does not warrant that the Service will meet the Company’s requirements, operate without interruption or be error free.

12.5.	Third Parties

The Custodian does not owe any duty or obligation or have any liability towards any person who is not a Party to this Agreement. This Agreement does not confer a benefit on any person who is not a Party to it.

12.6.	Limited Recourse and Non-Petition

The Custodian hereby agrees that, in relation to amounts expressed to be payable (and not paid) by or on behalf of the Company to it under this Agreement, including any interest thereon, and any other monetary claims of the Custodian (together, the “Unpaid Amounts”), in respect of the Digital Currency attributable to any Pool, it shall have recourse only to the Company’s beneficial interest in the Digital Currency attributable to that Pool (provided that its recourse shall be subordinated to, and postponed until discharge and/or realisation of, the Security created by the Security Deed). Neither the Custodian nor any person acting on its behalf shall be entitled to take any steps to recover any such Unpaid Amounts out of any other assets of the Company and no debt shall be owed by the Company to the Custodian in respect of any such Unpaid Amounts in excess of the amount recovered from the relevant Pool. In particular, the Custodian shall not be entitled to institute, or join with any person in bringing, instituting or joining, insolvency proceedings (whether court based or otherwise) in relation to the Company in respect of such Unpaid Amounts, or to otherwise take any action to wind up the Company in respect of such Unpaid Amounts for two years (or, if later, the longest suspense period, preference period or similar period (howsoever described) ending with the onset of insolvency in respect of which transactions entered into by the Issuer within such period may be subject to challenge under applicable insolvency or other proceedings) plus one day after the date on which all amounts payable under the last outstanding Digital Security of any class issued by the Issuer are repaid, nor shall it have any claim in respect of any sum arising or other obligation in respect of any other Pool or any other assets of the Issuer. The provisions of this Clause 12.6 shall survive the termination or expiration of this Agreement.

12.7.	Role of the Custodian after Enforcement

At any time after any event as described in Clause 5 (Enforcement) of the Security Deed shall have occurred in relation to the Digital Securities or the Digital Securities of any one or more classes in respect of which the Trustee is exercising its powers under Clause 5.2 of the Security Deed or Clause 14.2 of the Trust Instrument or in the circumstances referred to in Condition 8.5(b) or (c), the Trustee may by notice in writing to the Issuer and the Custodian require the Custodian to act, until otherwise instructed by the Trustee, as custodian for the Trustee on the terms of this Agreement applicable to such class or classes (with consequential amendments as necessary (save that the Trustee’s liability under any provisions of this Agreement for the indemnification, remuneration and payment of out-of-pocket expenses of the Custodian (if any) shall be limited to the amounts for the time being held by the Trustee in respect of the Digital Securities or the Digital Securities of such class or classes (as the case may be)on the terms of the Trust Instrument and the Security Deed and which are available (after application in accordance with the relevant order of priority set out in Condition 15) to discharge such liability)) to hold all sums, documents and records held by it in respect of the Digital Securities or the Digital Securities of such class or classes (as the case may be)on behalf of the Trustee and/or deliver up all sums, documents and records held by it in respect of the Digital Securities or the Digital Securities of such class or classes (as the case may be) to the Trustee or as the Trustee shall direct, provided that such notice shall be deemed not to apply to any document or record which the Custodian is obliged not to release by any law or regulation.

Where the Custodian follows Proper Instructions, the Trustee shall have no recourse against the Custodian for the withdrawal of Secured Property by the Company.

12.8.	Settlement

The Custodian will be deemed to have given effect to an Instruction at the point at which the Custodian has applied the relevant Private Key in accordance with the protocol of such Cryptoasset in such a way that an instruction, message or other communication as to the transfer of the relevant Cryptoasset arises. The Client acknowledges and agrees that the Custodian shall have no obligation or duty to ensure effective settlement of any Cryptoasset, nor shall the Custodian have any responsibility for ensuring the approval of, or for the consequences of, any such transfer.

The Company acknowledges and understands that the Custodian cannot confirm, and is not responsible for, settlement of a transfer of a Cryptoasset but may provide an indication of its own assessment of market practice.

The Company acknowledges and understands that the Services under this Agreement, including any transfers of Covered Cryptoassets, are subject to applicable law and the Rules. The Client agrees that every action taken by the Custodian in accordance with an Instruction (including each transfer of a Covered Cryptoasset) is conducted entirely at the Company’s own risk.

The Company acknowledges that there are potential risks associated with investing in Cryptoassets, including that there is currently:

(a)	no generally accepted settlement procedure in respect of any Cryptoasset;

(b)	no standard documentation for settlement of transactions, no standard unit denomination and no standard board lot;

(c)	no standard documentation for registration in the name of either a transferee or its agent;

(d)	no guarantee of transaction processing on the network of any Cryptoasset; and

(e)	no certainty as to the future regulatory treatment by any relevant regulatory authority of any Cryptoasset,

and the Client further acknowledges that it shall bear full responsibility for any Losses which arise from its acceptance of these risks.

13.	TERM AND TERMINATION

13.1.	Method

Subject to Clause 13.2 below, either the Company or the Custodian may terminate this Agreement by giving not less than 90 days’ written notice to the other Parties in accordance with Clause 14. Any such notice given by the Company must specify:

(i)	the date on which the termination will take effect;

(ii)	the Whitelisted Address to whom the Digital Currency is Instructed to be transferred to; and

(iii)	all other necessary arrangements for the transfer of Covered Cryptoassets to the order of the Company.

The Custodian is under no obligation to maintain or provide any Services in respect of any Residual Cryptoassets.

As soon as reasonably practicable upon the commencement of the notice period, or on the date that Notice becomes effective, the Company shall provide to the Custodian a Whitelisted Public Address into which any Cryptoasset that is or, if not transferred, may become a Residual Cryptoasset may be transferred.

The Custodian shall continue to comply with Instructions with respect to any instruction to transfer in accordance with Clause 5.

The Custodian is entitled to continue to charge the Safeguarding Fees provided for in Clause 10.1, including in respect of any Residual Cryptoassets, until a transfer in accordance with this clause is effected. Fees will be calculated to the later of:

(a)	the expiry of the notice period; or

(b)	the date at which a transfer is made in with this clause,

and will be payable, in the case of paragraph (a), on the day of the expiry of the notice period and, in the case of paragraph (b), every 90 days in arrear. All provisions of this Agreement which concern the remedies available to the Company and the Custodian and the limitations on the liability of the Company and the Custodian shall survive and remain binding on the Company and the Custodian following the termination of this Agreement.

This Agreement cannot be terminated for so long as any Covered Cryptoassets or Residual Cryptoassets remain in the Secured Wallet.

13.2.	Term

(a)	This Agreement shall have a fixed initial term of [***] from the date of this Agreement (the “Initial Term”) provided that during the Initial Term either the Company or the Custodian may terminate the Agreement by three (3) months’ prior written notice (with a copy of such notice to be provided to the other Parties) if:

(i)	the Custodian ceases to offer the services contemplated by this Agreement to its clients, proposes to withdraw from the Digital Currency business, breaches any of its obligations hereunder, or if any representation the Custodian makes hereunder becomes untrue;

(ii)	it becomes unlawful for the Custodian to be a Party to this Agreement or to offer its services on the terms contemplated by this Agreement or it becomes unlawful for the Company or the Company to receive such services or to be a Party to this Agreement;

(iii)	there is any event which, in the Custodian’s sole view, indicates the Company’s insolvency or impending insolvency; or

(iv)	there is any event which, in the Company’s sole view, indicates the Custodian’s insolvency or impending insolvency or indicates a change of control of the Custodian.

(b)	Following the Initial Term, the Agreement automatically renews for additional periods of [***] (each a “Renewal Term”) until terminated by either the Company or the Custodian.

(c)	Following the Initial Term, either the Company or the Custodian may terminate the Agreement (in whole or in part) by giving not less than 90 days’ prior written notice (with a copy of such notice to be provided to the other Parties) in accordance with Clause 14.

(d)	Without prejudice to any other right or remedy a Party may have against the other Parties under this Agreement, either the Company or the Custodian (the “notifying Party”) may terminate the Agreement with immediate effect by notice to the other Parties:

(i)	If a Force Majeure event as described in Clause 12.2 continues for a period of more than [***] consecutive Business Days;

(ii)	If (in the case of notice given by the Company) the Custodian or (in the case of notice given by the Custodian) the Company (in each case, the “Breaching Party”) commits any material breach (or series of breaches which together, constitute a material breach) of the terms of the Agreement (and, where such breach is capable of remedy, the Breaching Party fails to remedy such breach within [***] Business Days after service of a written notice from the notifying Party specifying the breach and requiring it to be remedied);

(iii)	the Breaching Party passing a resolution, or the court making an order, that the Breaching Party be wound up or made bankrupt;

(iv)	a liquidator, trustee in bankruptcy, receiver, administrative receiver, manager or administrator is appointed in respect of all or a material part of the Breaching Party’s business or assets; or

(v)	the Breaching Party enters into any composition or arrangement with its creditors.

(e)	Without prejudice to any other right or remedy it may have against the Company under the Agreement, the Custodian may terminate the Agreement immediately by giving written notice to the Company (with copy to the other Parties) if the Custodian, in its sole discretion, has determined that:

(i)	any information provided by the Company and/or the Programme Manager during the application of the Onboarding Protocol is incomplete, false and / or inaccurate in a material respect or material information was withheld during the application of the Onboarding Protocol;

(ii)	the Company has:

(A)	breached the Security Protocol; or

(B)	(otherwise) taken, or sought to take, actions designed to circumvent the Security Protocol or to reduce its effectiveness;

(iii)	the Company has conducted or participated in conduct which has, or could (in the reasonable opinion of the Custodian) be expected to have, a material adverse effect upon the Custodian’s business or reputation.

(f)	Rights at Law: The rights of the Company and the Custodian to terminate the Agreement under this Clause 13 are without prejudice to any other rights that any Party might have at law to terminate the Agreement.

(g)	Accrued Rights:

(i)	Termination of the Agreement, howsoever arising, shall be without prejudice to the rights, duties and liabilities of the Parties accrued prior to termination.

(ii)	Accordingly, the Custodian shall be entitled to receive all Custodial Service Fees and other sums due accrued up to but excluding the date of termination of the Agreement, howsoever arising.

(h)	Continued Effect: Provisions of the Agreement which, expressly or impliedly, grant or give rise to continuing rights or impose or give rise to continuing obligations shall operate, survive and lawfully have effect after termination of the Agreement.

(i)	Termination of custodial arrangement: Subject to Clause 13.1, upon the termination of this Agreement: the Company shall have no other or further rights or claims against the Custodian in respect of any Digital Currencies nor any access to any Secured Wallet. For the avoidance of doubt, this Agreement cannot be terminated for so long as any Covered Cryptoassets or Residual Cryptoassets remain in the Secured Wallet.

(j)	Post-termination of custodial arrangement:

The Custodian is under no obligation to monitor any Public Address after the termination of this Agreement; however it may in its discretion notify the Company, and where relevant the Administrator, of the existence of any Supported Cryptoassets which have been transferred to a Public Address following the termination of this Agreement.”

13.3.	Change in Trustee

If there is any change in the identity of the Trustee in accordance with the Trust Instrument, then the Parties shall execute such documents and shall take such actions as the new Trustee and the outgoing Trustee may reasonably require for the purpose of vesting in the new Trustee the rights and obligations of the outgoing Trustee, and releasing the outgoing Trustee from its future obligations under this Agreement.

14.	NOTICES

14.1.	Notices

Any notice or other communication to the Company, the Custodian or the Trustee to be given under this Agreement shall be in writing in English. Any such notice or other communication shall be given, made or served by sending the same by prepaid registered post (first class if inland, first class airmail if overseas) or by delivering it by hand or (in the case of notice or other communication to the Trustee) by Email transmission. Subject as provided in Clause 14.2, (i) any notice or other communication sent by post shall be deemed to have been given, made or served three calendar days in the case of inland post or seven calendar days in the case of overseas post after despatch; (ii) any notice or other communication given by hand shall be deemed to have been given, made or served upon actual receipt thereof by the recipient; and (iii) any notice or other communication by email to the Trustee under this Clause 14 shall only take effect upon written confirmation of receipt from the Trustee (and, for the avoidance of doubt, an automatically generated “received” or “read receipt” will not constitute such written confirmation). In connection therewith, the Trustee shall use its reasonable endeavours to provide such written confirmation of receipt of any notice or other communication by email as soon as practicable following receipt of the relevant email.

14.2.	Any communication which is received (or deemed to take effect in accordance with the foregoing) after 5:00 p.m. on a business day or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place.

14.3.	The addresses and (in the case of the Trustee) email address of the Parties for the purposes of Clause 14.1 are:

The Company:

CoinShares XBT Provider AB (publ)

Artillerigatan 6

114 51 Stockholm

Sweden

Attention:        The Directors

The Programme Manager:

CoinShares (Jersey) Limited

2nd Floor, 2 Hill Street

St Helier

Jersey

JE2 4UA

Channel Islands

Attention:        Group General Counsel c/o Corporate Services

The Custodian:

Zodia Custody (Europe) S.A.

2 Place de Paris

2314 Luxembourg

Attention:        Chief Executive Officer and Head, Legal

The Trustee:

The Law Debenture Trust Corporation p.l.c.

8th Floor

100 Bishopsgate

London EC2N 4AG United Kingdom

Attention:        The Manager, Commercial Trusts (TC: 205928)

Email:                [***]

The Determination Agent and the Staking Agent:

CoinShares Capital Markets (Jersey) Limited

2nd Floor, 2 Hill Street

St Helier Jersey JE2 4UA

Channel Islands

Attention:         Group General Counsel c/o Corporate Services

or such other address or (in the case of the Trustee) email address as shall have been notified (in accordance with this clause) to the other parties hereto.

14.4.	Any party to this Agreement may send to the other parties to this Agreement by email informational copies of notices or other communications. However, only those notices or other communications to any such party which are sent by pre-paid post or delivered by hand and deemed delivered in accordance with this Clause 14 shall take effect. Any such informational copies shall be sent to the following email addresses or to such other email addresses as may from time to time be requested by the party concerned:

The Company:

Email: [***]

With a copy to

Email: [***]

The Programme Manager:

Email: [***]

With a copy to

Email: [***]

The Determination Agent and the Staking Agent:

Email: [***]

With a copy to

Email: [***]

The Custodian:

Email: [***]

15.	GENERAL

15.1.	Role of Trustee

The Trustee is a Party to this Agreement in its capacity as Trustee for the Security Holders and accordingly (i) the Trustee shall only be liable to satisfy any obligations under this Agreement, including any obligations or liabilities arising in connection with any default by the Trustee under this Agreement, to the extent of the assets held from time to time by the Trustee as trustee of the trusts constituted by the Trust Instrument and the Security Deed (the “Trust Assets”) and (ii) no recourse shall be had to (a) any assets other than the Trust Assets, including any of the assets held by the Trustee as trustee, co-trustee or nominee of a trust other than the trusts constituted by the Trust Instrument and the Security Deed, as owner in its individual capacity or in any way other than as trustee of the trusts constituted by the Trust Instrument and the Security Deed; or (b) the Trustee for any assets that have been distributed by the Trustee to the beneficiaries of the trusts constituted by the Trust Instrument and the Security Deed.

The Trustee has agreed to become a party to this Agreement only for the purpose of taking the benefit of contractual provisions expressed to be given in its favour, enabling better preservation and enforcement of its rights under this Agreement, the Trust Instrument and the Security Deed and for administrative ease associated with matters where its consent is required. The Trustee shall not assume any liabilities or obligations under this Agreement unless such obligation or liability is expressly assumed by the Trustee in this Agreement.

15.2.	Acknowledgment of Security

The Custodian acknowledges that, pursuant to the Security Deed, the Company has assigned to the Trustee for the benefit of itself and the Security Holders (as defined in the Security Deed) in respect of the Digital Securities of each class by way of security all its present and future rights, title and interest in this Agreement to the extent that the same relates to such class.

15.3.	No advice

The Custodian does not provide any investment advice. In asking the Custodian to open and maintain each Secured Wallet, the Company acknowledges that it is acting in reliance on its own judgment and the Custodian shall not owe to the other Parties hereto any duty to exercise any judgment on their behalf as to the merits or suitability of any deposits into, or withdrawals from, each Secured Wallet.

15.4.	Rights and remedies

The Custodian hereby waives any right it has or may hereafter acquire to combine, consolidate or merge the Secured Wallets with any other account of the Company or the Trustee or to set off any liabilities of the Company or of the Trustee to the Custodian and agrees that it may not set off, transfer or combine or withhold payment of any sum standing to the credit or to be credited to the Secured Wallets in or towards or conditionally upon satisfaction of any liabilities to it of the Company or the Trustee. Subject thereto, the Custodian’s rights under this Agreement are in addition to, and independent of, any other rights which the Custodian may have at any time in relation to the Digital Currency.

15.5.	Assignment

This Agreement is for the benefit of and binding upon the Parties and their respective successors and assigns. Save as expressly provided herein, and subject to Clause 15.2, no Party may assign, transfer or encumber, or purport to assign, transfer or encumber, any right or obligation under this Agreement unless the other Parties otherwise agree in writing, except that this clause shall not restrict the Custodian’s power to merge or consolidate with any Party, or to dispose of all or part of its custody business and further provided that this Clause shall not restrict the Company from assigning its rights hereunder to a Security Holder to the extent required for the Company to fulfil its Redemption Obligations including as provided in Conditions 9.11(b), 9.12(d), 10.7(b) and 10.8(d).

15.6.	Amendments

Any amendment to this Agreement must be agreed in writing and be signed by all Parties. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

15.7.	Partial invalidity

If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

15.8.	Entire agreement

This document represents the entire agreement between the Parties in respect of its subject matter, and excludes any prior agreements or representations save for any made with fraudulent intent.

15.9.	Counterparts

This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

15.10.	Business Days

If any obligation falls due to be performed on a day which is not a Business Day, then the relevant obligations shall be performed on the next succeeding Business Day.

15.11.	Prior Agreements

The Custodian, or any member of the Zodia group of companies (the “Zodia Group”) may trade in Digital Securities for its own account as principal, may have underwritten or may underwrite an issue of Digital Securities or, together with any such entities’ directors, officers or employees, may have a long or short position in Digital Securities or in any related security or instrument. Brokerage or other fees may be earned by any member of the Zodia Group or persons associated with them in respect of any business transacted by them in all or any of the aforementioned securities or instruments. This Agreement supersedes and replaces any prior existing agreement between the Parties relating to the same subject matter.

15.12.	Precedence

In the event of any inconsistency with the terms of this Agreement and the Schedules, User Guide or any other document referenced or contained herein, the provisions of this Agreement shall take precedence.

16.	GOVERNING LAW AND JURISDICTION

16.1.	Governing law

This Agreement is governed by, and will be construed in accordance with the laws of the Grand Duchy of Luxembourg

16.2.	Jurisdiction

The Parties agree that the courts of the Grand Duchy of Luxembourg, are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement (together referred to as “Proceedings”) may be brought in the courts of the Grand Duchy of Luxembourg. For these purposes the Company and the Custodian irrevocably submit to the non-exclusive jurisdiction of the Grand Duchy of Luxembourg courts and further irrevocably and unconditionally agree that a judgment in any Proceedings brought in the courts of the Grand Duchy of Luxembourg shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

Without prejudice to the foregoing, the Custodian also agrees to the English courts having jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and that accoirdingly any Proceedings may be brought in the English courts. For these purposes the Custodian irrevocably submits to the non-exclusive jurisdiction of the English courts and further irrevocably and unconditionally agree that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction

16.3.	Service of Process

The Custodian irrevocably appoints Zodia Custody Limited, whose registered office is at 1st Floor, 6-8 Eastcheap, London, England, EC3M 1AE, (the “Custodian Service Agent”) to receive, for it and on its behalf, service of any document to be served on the Custodian in connection with any Proceedings. If for any reason the Custodian Service Agent is unable to act as such, the Custodian will promptly notify the Company and within 14 calendar days appoint a substitute agent for service of process acceptable to the Company.

EXECUTED by the Parties:

Signed on behalf of and for
ZODIA CUSTODY (EUROPE) S.A. by

Signature:	/s/ Ami Nagata
Name:	Ami Nagata
Title:	Managing Director, Luxembourg

Signed on behalf of and for
COINSHARES XBT PROVIDER AB (publ) by

Signature:	/s/ Charles Butler
Name:	Charles Butler
Title:	Director

Signed on behalf of and for
COINSHARES (JERSEY) LIMITED by

Signature:	/s/ Luc Guillou
Name:	Luc Guillou
Title:	Director

Signed on behalf of and for
THE LAW DEBENTURE TRUST CORPORATION P.L.C.
as trustee for the Security Holders by

Signature:	/s/ Claire Barnes
Name:	Claire Barnes
Title:	Trust Manager

Signed on behalf of and for
COINSHARES CAPITAL MARKETS (JERSEY) LIMITED
as Determination Agent by

Signature:	/s/ Jeri-Lea Brown
Name:	Jeri-Lea Brown
Title:	Director

Signed on behalf of and for
COINSHARES CAPITAL MARKETS (JERSEY) LIMITED
as Staking Agent by

Signature:	/s/ Jeri-Lea Brown
Name:	Jeri-Lea Brown
Title:	Director

SCHEDULE 1
AVAILABLE DIGITAL CURRENCIES

PART A
POOLS AND DIGITAL CURRENCIES

List of Client Pools and Digital Currencies: [***]

PART B
UNSUPPORTED DIGITAL CURRENCIES

List of Client Pools and Digital Currencies the Custodian is unable to support at the time of this Agreement: [***]

In Parts A and B of this Schedule (and in Clause 2.1A) the following terms have the following meanings:

[***]

APPENDIX 1: SECURITY PROTOCOL

[***]

APPENDIX 2: CONFIDENTIALITY

1.	In this Appendix:

(a)	the following terms shall have the following meanings:

“Associated Undertaking” means, in connection with a Party, any holding company, subsidiary company, affiliated company or associated undertaking of the Party (whether or not incorporated or with separate legal personality) or any subsidiary companies or undertakings of any such holding company (in each case irrespective of wheresoever incorporated or domiciled);

“Authority” means, government, quasi-government, administrative, regulatory or supervisory or any other competent body or authority or court or tribunal having jurisdiction over the Receiving Party and its Associated Undertakings.

“Confidential Information” means, subject to Clause 2 hereof: (a) any and all non-public, proprietary and confidential information (written or oral and whether or not recorded in any Material) relating to the Zodia Custody Solution , including, without limitation, any technical, financial, commercial, scientific information, know-how, ideas, concepts, trade secrets, processes, machinery, designs, drawings, technical specifications, and data in whatever form, howsoever communicated to, or acquired by, the Receiving Party which relates to the Zodia Custody Solution any dealings, transactions, or affairs or any other information relating to the Zodia Custody Solution, irrespective of whether ostensibly with the characteristic of confidentiality or not, and any information, documents or materials substantially equivalent to the foregoing; and (b) (otherwise), subject to Clause 3(f)(iii), details (including the existence, terms, conditions or status) of the discussions between the Parties (or their Representatives) hereunder and prior to the date hereof relating to the Zodia Custody Solution;

“Law” means any law, regulation, rule, directive, order, request, guideline, sanction, embargo and restriction of or agreement with any Authority.

“Material” means letters, notes, books, documents, hardcopy information storage, hardware, computer programmes (including trading systems), other software, any mechanical or electronic data processing system, any optical or digital memory, disc or storage (including on mobile phones or tablets) and all other material or works of whatsoever nature;

“Person” means any person (natural or corporate), any type of partnership, firm, business or other unincorporated association (whether with or without separate legal personality) (in each case irrespective of wheresoever resident, incorporated or domiciled);

“Purpose” means the Programme for the issuance of Digital Securities and the entry into and performance of the Programme Documents (including this Agreement) in connection therewith;

“Receiving Party” means any of the Company, the Programme Manager and the Trustee;

“Representatives” means, in connection with a Party, its and its Associated Undertakings’ directors, other officers, employees, contractors, agents, auditors, consultants, advisors and attorneys; and

“Work Product” means, in connection with the Custodian, any and all of the copyright, design, patent rights, trademarks, trade names, trade secrets, domain names, database rights, rights to inventions, goodwill, rights in get-up and all other (related or distinct) intellectual property rights (including the right to sue for passing-off or unfair competition) relating to any part of the Zodia Custody Solution and in any Material relating to the Zodia Custody Solution, in each case whether registered or unregistered, including rights to preserve the confidentiality of the foregoing, all applications and rights to apply for (or to renew, extend and claim priority) in connection with the foregoing and all similar or equivalent rights or forms of protection which, in each case, may now or in the future subsist in any part of the world.

(b)	references to a Clause are to a clause of this Appendix unless otherwise stated.

(c)	words and expressions defined in the Agreement, unless otherwise defined herein, shall have the same meanings when used in this Appendix.

Confidential Information

2.	Notwithstanding the definition contained herein, the Parties agree that “Confidential Information” shall not include any information which:

(a)	was already in the possession or control of the Receiving Party or its Representatives on a non-confidential basis before being disclosed hereunder by the Custodian (PROVIDED THAT any third party which made the same available to the Receiving Party was not known by the Receiving Party to be in breach of any legal or contractual obligation not to disclose the same to the Receiving Party);

(b)	is or has since become generally available to the public or, otherwise, to participants in the industry (otherwise than by virtue of a breach of this Appendix);

(c)	the Receiving Party can prove it has developed, or subsequently developed, without reliance upon the Confidential Information; or

(d)	the Receiving Party or its Representatives lawfully receive without (so far as the Receiving Party or its Representatives is aware) any breach by any person of any obligation of confidentiality.

3.	The Parties acknowledge that:

(a)	title to any and all Confidential Information and Work Product of the Custodian shall be vested in, and remain held by, the Custodian absolutely;

(b)	to the extent that any Confidential Information provided by the Custodian is subject to legal professional privilege or litigation privilege, the provision of such material is not intended to, and shall not, constitute a waiver (in whole or in part) of, or in any way diminish, the continued applicability of the relevant privilege and the Receiving Party shall make no assertion of the same;

(c)	all Confidential Information disclosed by the Custodian shall be disclosed on an ‘as is’ basis and that nothing herein contained shall constitute any express or implied warranty of any kind on the part of such Custodian (including, without limitation, any warranty of satisfactory quality or fitness for purpose);

(d)	save as expressly provided in this Agreement, the Custodian shall not be liable for any errors or omissions in the Confidential Information provided by the Custodian nor for any loss incurred (directly or indirectly) by the Receiving Party as a result of the Custodian’s Confidential Information (whether such use is in compliance with the terms of this Agreement or otherwise);

(e)	save where expressly required to provide such information under this Agreement, the Custodian may, in its absolute discretion, decline to provide any Confidential Information (or any parts thereof) to the other Parties;

(f)	nothing herein shall:

(i)	compel or oblige the Custodian to conclude any transaction or enter into any other agreement (whether related to the Purpose or otherwise) with the other Parties;

(ii)	prevent the disclosure of any Confidential Information to the extent required (i) in, or in connection with, any legal proceedings arising out of or in connection with this Agreement or (ii) in connection with the discharge of the Trustee’s fiduciary duties to Security Holders under the Programme Documents; or

(iii)	prevent the disclosure of any Confidential Information, of the nature referenced in limb (b) of the definition thereof, which is undertaken to the extent only that the same is necessary in order to clarify and / or refute inaccurate or misleading statements or beliefs of a third-party within the media in connection therewith PROVIDED THAT the Party seeking to disclose Confidential Information under this Clause 3(f)(iii) shall obtain written consent from the Custodian prior to any such disclosure; and

(g)	‘market manipulation’, ‘insider dealing’ and ‘front running’ (or other forms of ‘trading ahead of the market’) are criminal offences, subject to the jurisdiction of a number of lawful authorities, including within jurisdictions other than the domicile of the Parties.

Undertakings of the Receiving Party

4.	Each Receiving Party hereby undertakes to the Custodian that:

(a)	not to use (or allow to be used) any of the Custodian’s Confidential Information for any purpose whatsoever OTHER THAN in relation to the Purpose or as has been expressly agreed to in advance by the Custodian;

(b)	not to copy or reproduce, in whole or in part, any of the Custodian’s Confidential Information (OTHER THAN in connection with the Purpose) without the written authorisation of the Custodian;

(c)	it shall keep the Custodian’s Confidential Information disclosed to it hereunder strictly confidential and that it will not disclose any of the Confidential Information:

(i)	to any Person other than those of its Representatives who are directly involved in connection with the Purpose and have a legitimate need to know the same in connection with the Purpose (such of the Receiving Party’s Representatives, its “Applicable Representatives”);

(ii)	to any Person unless with the prior written consent of the Custodian;

(iii)	except (i) as required or requested by any Authority or where required by Laws (PROVIDED THAT the Receiving Party has, to the extent permissible and practicable, taken all reasonable steps to provide the Custodian with sufficient prior notice in order that the Custodian may contest any such order) (ii) as required in, or in connection with, any legal proceedings arising out of or in connection with this Agreement or (iii) as required in connection with the discharge of the Trustee’s fiduciary duties to Security Holders under the Programme Documents.

(d)	it will take reasonable precautions to safeguard the Custodian’s Confidential Information from any disclosure contrary to the terms of this Appendix;

(e)	it will advise its Applicable Representatives of the obligations upon the Receiving Party hereunder;

(f)	it shall ensure that its Applicable Representatives, prior to any disclosure to them of the Confidential Information received by the Receiving Party hereunder, are subject to an obligation or duty to keep such Confidential Information strictly confidential in a manner consistent with the obligations of the Receiving Party hereunder and

(g)	in the event of a proposed disclosure under Clause 4(c) hereof, it shall: (i) exercise reasonable efforts to draw the attention of the relevant legal authority to the need for appropriate confidential treatment to be afforded to the Custodian’s Confidential Information; and (ii) reasonably co-operate with the Custodian (at the Custodian’s expense) in any attempt that the Custodian may make in connection with obtaining reliable assurance from the relevant legal authority in such regard.

Termination & Return or Destruction

5.	The terms of this Appendix shall remain in full force and effect for the duration of the Agreement and for a period of one (1) year from the date of its termination.

6.	Termination of this Agreement, howsoever occurring, shall be without prejudice to any antecedent liability of a Party under this Appendix.

7.	Notwithstanding termination of this Agreement (howsoever arising):

(a)	the confidentiality obligations contained herein; and

(b)	the disclosure obligations contained in Clause 4(g) hereof;

shall survive termination of this Agreement for a period of two (2) calendar years from the date hereof.

8.	Subject to Clause 9, upon termination of this Agreement (howsoever arising), and at any time during the subsistence of this Agreement upon the reasonable written request of the Custodian, the Receiving Party shall immediately either:

(a)	irretrievably destroy; or

(b)	return to the Custodian;

all Confidential Information disclosed or provided to the Receiving Party hereunder by the Disclosing Party (including any Materials furnished to the Receiving Party by the Custodian and any Materials deriving from such sources) and shall not retain any copies of the same.

9.	Notwithstanding Clause 8 (or any delivery or destruction of any Confidential Information), and subject to Clause 7, the Receiving Party and its Representatives may retain Confidential Information:

(a)	that is retained in the Receiving Party’s, or its respective Representatives’, computer back-up systems; or

(b)	to the extent (i) required to comply with applicable Laws, regulation, professional standards, (ii) required by an Authority or such Party’s bona fide record retention policies to comply with legal or regulatory requirements or (iii) required in connection with the performance of such Party’s obligations or duties under the Programme Documents.

Remedies

10.	Subject to Clause 15.1 (Role of Trustee) of this Agreement, each Party acknowledges for the benefit of the other of them that any breach of this Appendix by it could cause immediate and irreparable harm to the Custodian in respect of which monetary damages would be an inadequate remedy and that, accordingly, in the event of a breach (or threatened breach) of any of the terms hereof by it or by a Representative of it, that the Custodian shall be entitled to seek injunctive relief (whether interim or otherwise) for any breach of its obligations hereunder without proof of actual damage resulting therefrom and undertakes not to resist any such application.

11.	The Parties acknowledge that:

(a)	the provisions contained herein are reasonable and necessary to protect the Custodian’s legitimate interests;

(b)	each of the provisions of this Appendix shall be independently enforceable; and

(c)	the validity of each provision of this Appendix shall not be affected by the invalidity of any one or more of them.

APPENDIX 3: PERSONAL DATA PROCESSING

1.	PROCESSING

1.1.	The Custodian, as the Processor, shall (and shall procure that each of its Sub-Processors shall) at all times:

(a)	comply with all applicable Data Protection Obligations in the Processing of Client Personal Data; and

(b)	not Process Client Personal Data other than on the Client’s documented instructions (which the Client undertakes to make as clear as possible), unless Processing is required by the EU or Member State law to which the relevant Contracted Processor is subject, in which case the Custodian shall inform the Client of that legal requirement before such Processing, unless that law prohibits the same on important grounds of public interest.

1.2.	The Client, as Controller, authorises the Custodian (and authorises the Custodian to instruct each Sub-Processor) to Process Client Personal Data, including to transfer Client Personal Data to any country which is not a Member State, subject always to the relevant Contracted Processor(s) complying with the terms of this Appendix 3 (Personal Data Processing), as reasonably necessary to provide the relevant Services and Materials as contemplated in the Agreement.

1.3.	The Custodian (as “data importer”) and the Client (as “data exporter”) hereby undertake to enter into the Standard Contractual Clauses in connection with any transfer of Client Personal Data from the Client to the Custodian which is a Restricted Transfer.

1.4.	The Client represents and warrants that:

(a)	the Client Personal Data it provides pursuant to or in connection with the Agreement may be lawfully Processed by the Custodian for the purposes of performing the Services as envisaged under the Agreement; and

(b)	insofar as the Client is aware, the Client Personal Data provided to the Custodian shall be accurate, adequate and complete.

2.	SECURITY

2.1.	The Custodian shall take reasonable steps to ensure the reliability of any employee, agent or contractor of any Contracted Processor who may have access to Client Personal Data, ensuring in each case that access is strictly limited to those individuals who need to know / access the relevant Client Personal Data, as strictly necessary for the purposes of the Agreement, and ensure that any employee, agent or contractor with access to Client Personal Data is subject to confidentiality undertakings or professional or statutory obligations of confidentiality.

2.2.	Taking into account technological developments, the costs of implementation and the nature, scope, context and purposes of Processing, as well as the risk of varying likelihood and severity for the rights and freedoms of natural persons, the Custodian shall in relation to the Client Personal Data implement appropriate technical and organisational measures to ensure a level of security appropriate to that risk, including, as appropriate, the measures referred to in Article 32(1) of the GDPR.

3.	SUB-PROCESSING

3.1.	The Custodian will use Approved Sub-Processors to process Client Personal Data.

3.2.	The Custodian may continue to use Existing Sub-Processors but shall procure that, on or prior to the date of execution of the Agreement, the arrangement between it and each of its Existing Sub-Processors is governed by a written contract including terms which offer at least the same level of protection for Client Personal Data as set out in this Appendix 3 (Personal Data Processing) and which meet the requirements of Article 28(3) of the GDPR.

3.3.	The Custodian shall give the Client prior notice of the appointment of any New Sub-Processor, including details of the processing of Client Personal Data to be undertaken by such New Sub-Processor.

3.4.	Each New Sub-Processor shall become an Approved Sub-Processor on the completion of:

(a)	the Custodian providing notice to the Client as envisaged by Paragraph 3.3 above; and

(b)	satisfaction of all of the conditions in Paragraph 3.5 below in respect of that New Sub-Processor.

3.5.	With respect to each New Sub-Processor, the Custodian shall:

(a)	carry out adequate due diligence to ensure that such New Sub-Processor is capable of providing the level of protection for Client Personal Data required by this Appendix 3 (Personal Data Processing);

(b)	ensure that the arrangement between the Custodian and the New Sub-Processor is governed by a written contract including terms which offer at least the same level of protection for Client Personal Data as those set out in this Appendix 3 (Personal Data Processing) and which meet the requirements of Article 28(3) of the GDPR; and

(c)	if that arrangement involves a Restricted Transfer, ensure that one of the safeguards set out in Article 46 of the GDPR has been implemented in respect of that Restricted Transfer.

4.	THE CUSTODIAN AS CONTROLLER

4.1.	The Custodian shall ensure that it has taken all actions necessary to comply with the Data Protection Obligations and it shall collect, use, store, retain and process Personal Data (including Client Personal Data) to the extent necessary to perform its obligations under the Agreement or in relation to the prevention of fraud, crime, money laundering or terrorism. For mandatory regulatory purposes, sanctions screening purposes, security purposes and business continuity purposes (“Processing Activities”) the Custodian may from time to time Process Personal Data of investors, beneficial owners and / or Personnel of the Client or customers of the Client.

4.2.	The Custodian shall be a Controller in respect of the Processing Activities.

4.3.	The Client warrants that it has all required authority to transfer any Personal Data required to enable the Custodian to carry out the Processing Activities and that it shall make all Personnel, investors, beneficial owners and customers whose Personal Data is provided to the Custodian aware of the Custodian’s privacy notice (a copy of which the Client acknowledges having received).

5.	DATA SUBJECT RIGHTS

5.1.	The Custodian shall promptly (and in any event within four (4) Business Days) notify the Client if it or any other Contracted Processor receives a request from a Data Subject under any Data Protection Obligations in respect of Client Personal Data (including full details and copies of the complaint, communication or request), and the Custodian shall, to the extent possible, provide full co-operation and support to the Client to comply with any such request from a Data Subject under the Data Protection Obligations.

5.2.	The Custodian shall ensure that any other Contracted Processor does not respond to a request pursuant to Paragraph 5.1 except on the documented instructions of the Client.

6.	PERSONAL DATA BREACH

6.1.	Upon becoming aware of a Personal Data Breach, the Custodian shall promptly (and in any event within seventy-two (72) hours) provide the Client with sufficient information to enable the Client to meet any obligations to report a Personal Data Breach under the Data Protection Obligations.

6.2.	The Custodian shall co-operate with the Client and take such reasonable commercial steps as are directed by the Client to assist in the investigation, mitigation and remediation of each Personal Data Breach.

7.	DATA PROTECTION IMPACT ASSESSMENT & PRIOR CONSULTATION

The Custodian shall provide reasonable assistance to the Client with any data protection impact assessments and prior consultations with Data Authorities which the Client reasonably considers to be required by Articles 35 or 36 of the GDPR (or similar provisions under any other Data Protection Obligations), in each case solely in relation to Processing of Client Personal Data by Contracted Processors and taking into account the nature of the Processing and information available to the Contracted Processors.

8.	DELETION OR RETURN OF PERSONAL DATA

Upon termination or expiry of the Agreement, or the cessation of Processing of Client Personal Data by any Contracted Processor, the Custodian shall (and shall procure that each Contracted Processor shall) promptly (and in any event within two (2) months of the relevant event):

(a)	Delete (and procure the Deletion) of all other copies of Client Personal Data Processed by each Contracted Processor; and

(b)	provide written certification to the Client that the Contracted Processor has complied with the foregoing provisions (a) and (b).

9.	COOPERATION WITH DATA AUTHORITIES

9.1.	Save to the extent prohibited by applicable law, the Custodian shall:

(a)	promptly notify the Client of any notice or request received by any Contracted Processor from any Data Authority relating to the Processing of Client Personal Data; and

(b)	provide a copy of such notification or request to the Client.

9.2.	The Custodian undertakes to:

(a)	consider any comments made by the Client in connection with such notification or request before responding to the same; and

(b)	fully cooperate with the Client in relation to any ongoing communications with, or subsequent investigation by, the relevant Data Authority.

10.	CLARIFICATION

Nothing within this Appendix 3 (Personal Data Processing) reduces the Custodian’s or the Client’s obligations under the Agreement in relation to the protection of Personal Data or permits the Custodian or the Client to Process (or permit the Processing of) Personal Data in a manner which is prohibited by the Agreement.

This Appendix 3 (Personal Data Processing) includes certain details of the Processing of Client Personal Data, as required by Article 28(3) of the GDPR:

Subject Matter of Processing	The performance of the Custodial Services documented in this Agreement.
Duration of Processing	The Processing shall continue until the later of:
● This Agreement being terminated in accordance with its terms and any notice period or transition period prescribed by this Agreement having expired; and
● the Custodian no longer being subject to an applicable legal or regulatory requirement to continue to store Client Personal Data.
Nature & Purpose of Processing	The Processing is being conducted in order to facilitate the performance of the Custodial Services documented in this Agreement.
Types of Personal Data

Information relating to an identified or identifiable natural person who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person including, but not limited to, name, address, national insurance number, electronic addresses and similar.

(In the context of the Infrastructure Platform it is anticipated that this will mean an individual’s full name, email and IP addresses).

Categories of Data Subject	Any person whose Personal Data is being collected, held or processed.
Obligations & Rights of the Controller	As set out in this Agreement.

APPENDIX 4: LIQUIDITY RULES

The Issuer and the Programme Manager agree that if and for so long as the value of any Digital Currency held in the Secured Wallets in respect of any Pool is in excess of USD50,000,000, they will ensure that an amount of Digital Currency attributable to that Pool having a value of USD50,000,000 is held in the Subscription/Redemption Wallet for that Pool and the excess is held in the Long-term Storage Wallet for that Pool.

The Issuer and the Programme Manager agree that if and for so long as the value of any Digital Currency held in the Secured Wallets in respect of any Pool is equal to or less than USD50,000,000, then they will ensure that all the Digital Currency attributable to that Pool is held in the Subscription/Redemption Wallet for that Pool.

APPENDIX 5: STAKING FACILIATION SERVICES

1.	DEFINITIONS

1.1.	Words and expressions used in Appendix, unless otherwise defined herein, bear the same meanings as where used in the Custody Agreement.

1.2.	In this Appendix, unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Controller Wallet” means one or more Staking Wallets set up by the Custodian utilising the Custodian’s proprietary assets to administer Staking Wallets set up for the Client where required by a consensus validation protocol of a relevant Network;

“Custody Agreement” or “Agreement” means the Cryptocurrency Custody Agreement between the Custodian, the Company, the Programme Manager, the Trustee, the Determination Agent and the Staking Agent (as amended, supplemented and/or restated from time to time) to which this is an appendix;

“Eligible Asset” means a subset of the Digital Currencies applicable to each Pool in relation to which the Custodian offers the Staking Facilitation Service (being all such Digital Currencies other than those specified in Part B of Schedule 1 to the Custody Agreement);

“Exit Period” has the meaning set out in paragraph 9.1;

“Exit Transfers” has the meaning set out in paragraph 9.3;

“Fee” means the costs and charges the Company agrees to pay the Custodian for providing the Staking Facilitation Services as set out in paragraph 4.6 as well as any additional costs and charges a Provider deducts at source prior to transferring Rewards to the designated Wallet (as disclosed in paragraph 4.6, subject to change without notice at the Provider’s sole discretion), or as may be agreed in writing from time to time between the Company and the Custodian;

“Necessity” has the meaning set out in paragraph 8.4;

“Network” means the relevant distributed ledger or blockchain network through which Staking is offered;

“Provider” means a person, firm or other entity appointed by the Staking Agent with the approval of the Company to act as validator in respect of any Staking Transaction;

“Release Period” means the time elapsing between the receipt by a relevant Network (in accordance with its rules) of a withdrawal request in respect of any Staked Coins and the moving of such Staked Coins back into the Custodian’s control in accordance with paragraph 5.2;

“Reward” means all cryptocurrency generated by Staking the Staked Coins as actually granted by the Network and received by the Custodian or any relevant Provider in connection with the performance of the Staking Facilitation Services;

“Scheduled Maintenance” has the meaning given in paragraph 8.2;

“Service Period” means a calendar month during the subsistence of this Agreement (or, as the case may be, the pro-rata element(s) thereof for the first and last such months);

“Slashing Penalty” has the meaning given to it in paragraph 6.2;

“Staked Coins” means Eligible Assets that are Staked and which the Client has not requested to withdraw;

“Staking” means participating in the consensus validation protocols set by the relevant Network to validate transactions on the Network with a view to generating Rewards and “Staked” and “Stake” shall be construed accordingly;

“Staking Agency Agreement” means the staking agency agreement entered into by the Company, the Trustee, the Staking Agent and the Determination Agent;

“Staking Agent” means CoinShares Capital Markets (Jersey) Limited and any successor thereto or replacement thereof or any other entity appointed as staking agent in accordance with the terms of the Staking Agency Agreement;

“Staking Facilitation Service” means the services the Custodian provides pursuant to this Appendix as more particularly set out in paragraph 3;

“Staking Transaction” means the application of any Eligible Assets for Staking;

“Staking Wallet” means one or more Secured Wallet(s) opened in the Client’s name which is used solely for Staked Coins (but not any Controller Wallet set up by the Custodian to facilitate Staking for the Client), each having the following characteristics:

(i)	may be used only for Digital Currency held for the Company and not for any other clients of the Custodian or for any Digital Currency owned by the Custodian itself;

(ii)	is designated by reference to a particular type of Digital Currency and a particular Pool only;

(iii)	(being a wallet), has a Cryptographic Private Key which is unique within the private key space on the Distributed Ledger of the relevant Digital Currency;

(iv)	has a unique reference number allocated to it by the Client (which is distinct from its Cryptographic Private Key) and which represents the name of the Issuer and the name of the Pool to which it relates; and

(v)	may be used pursuant to this Agreement to receive, store; and / or transfer the relevant type of Digital Currency;

“Termination Point” means the later of the date of termination of the Agreement and the date on which all Staked Coins are back within the Custodian’s control in accordance with paragraph 5.2;

“Validation Process” means validating and signing the next definitive serial transaction record on the Network; and

“Withdrawal of Service” has the meaning given in paragraph 8.5.

2.	APPOINTMENT

2.1.	Appointment: The Client hereby appoints the Custodian, as Custodian, to provide the Staking Facilitation Service in accordance with the provisions of this Appendix.

2.2.	Standard of care: In facilitating the Staking Facilitation Services, the Custodian shall exercise such reasonable care and skill to be expected of a person with experience of effecting staking Instructions of the same type as those relating to the Eligible Assets, which standard of care shall be deemed effectuated and satisfied if the Custodian exercises such care with respect to Eligible Assets as it exercises with respect to its own Eligible Assets and the Eligible Assets of its Affiliates, to the extent applicable in carrying out the Instruction provided by the Company.

2.3.	Fees: The Fee and any expenses shall be due and payable by the Client in respect of the provision of the Staking Facilitation Services under this Appendix, the application and determination of which is subject to the provisions of paragraph 4.3; such Fees and Expenses shall apply in addition to any other fees or expenses the Custodian may charge under the Custody Agreement.

2.4.	Acknowledgements: The Client acknowledges that:

(a)	nothing in this Appendix (or otherwise) shall prevent the Custodian from Staking its own assets or providing the Staking Facilitation Service to other clients;

(b)	whilst Staked Coins will remain in the Client’s Staking Wallet for the entire time they are Staked, where the amount of Eligible Assets the Client intends to Stake is lower than the required full validator amount for the relevant Network, the Staked Coins will not form part of a validator group together with other clients of the Custodian or the Provider and the Instruction to stake Eligible Assets will not be effected;

(c)	transfers to, from and between Secured Wallets shall be completed at the Client’s risk and expense; and

(d)	should the Custodian maintain any insurance cover during the subsistence of this Appendix, such insurance would be solely for the benefit of the Custodian and does not guarantee or insure the Client or the Eligible Assets;

3.	STAKING FACILITATION SERVICE

3.1.	The Client or the Staking Agent may give Proper Instructions to the Custodian from time to time to Stake certain of the Client’s Eligible Assets. Such Proper Instructions shall specify a Provider to be agreed between the Client, the Staking Agent and the Custodian from time to time in respect of such Eligible Assets.

The Client and the Staking Agent shall only provide Proper Instructions in relation to Providers where all approval obligations under the Trust Instrument or Staking Agency Agreement have been complied with.

In the event Proper Instructions are provided in respect of any asset that is a Client Requested Eligible Asset, the Custodian shall promptly notify the other Parties (other than the Trustee) that such asset is a Client Requested Eligible Asset and the terms applying to Client Requested Eligible Assets apply.

Where the Client or the Staking Agent request using a Client Provider in relation to Eligible Assets or Client Requested Eligible Assets, it shall be the Client’s or the Staking Agent’s (as the case may be) sole responsibility to exercise due diligence and care in relation to the selection of such Client Provider.

3.2.	On receipt of such Proper Instructions and subject to the terms of this Appendix, the Custodian shall:

(a)	ensure one or more Staking Wallets are opened in the Client’s name to hold the Staked Coins; and

(b)	transfer such quantity of Eligible Assets according to the Client’s Proper Instructions from an applicable Secured Wallet of the Client to the applicable Staking Wallet of the Client in order to be Staked.

3.3.	On receipt of such Proper Instructions and subject to the terms of this Appendix, the Custodian shall facilitate the Proper Instructions to stake Eligible Assets by the Provider specified in such Proper Instructions such that the Provider shall:

(a)	Stake the Staked Coins according to the rules of the relevant Network and participate in the Validation Process with a view to generating Rewards; and

(b)	take or omit to take any other action it deems reasonable or appropriate to carry out the purpose of Staking.

3.4.	The Client and the Staking Agent shall not give Proper Instructions to effect any Staking Transaction on any Network with a protocol that, at the time such Staking Transaction is effected, is subject to a Release Period of more than thirty-five (35) days.

3.5.	Clauses 2.2 to 2.8 (inclusive), 4, 5 and 8 of the Custody Agreement apply to the Staking Wallets as they apply to the Secured Wallets; provided, however, that the Custodian reserves the right to inform the Issuer if the requirements of a given Network protocol requires any material deviation from such Clauses and further provided that neither the Custodian nor the Issuer will affect any Staking Transaction on any such Network protocol, unless and until otherwise agreed by the Parties to the Agreement.

4.	REWARDS AND FEES

4.1.	Subject to the limitations set out in paragraph 3.4, the Custodian shall use reasonable endeavours to facilitate a Proper Instruction made by the Company to stake a Digital Currency with the purpose of the Company becoming eligible to receive Rewards in respect of Staked Coins by participating in the Validation Process of the relevant Network through the applicable Providers.

4.2.	Subject to the rules of the Network, the Custodian shall receive Rewards into the Client’s Staking Wallet periodically.

4.3.	The Company and the Custodian agree that:

(a)	the Provider may deduct or invoice the Company for any Fees payable to the Provider in relation to the Staking Facilitation Service from the Reward before paying the remainder to the Client’s Staking Wallet with the Custodian;

(b)	the Custodian may deduct its Fees and Expenses for the Staking Facilitation Service from the remaining Rewards as soon as possible following receipt and transfer the remainder to the Client in accordance with paragraph (c) below; and

(c)	should the Custodian not be able for whatever reason to deduct its Fees or Expenses in this way, the Custodian shall transfer the remaining Rewards received in respect of the Staked Coins to the Client's Staking Wallet or any other compatible Whitelisted Wallet as instructed by the Client or the Staking Agent by Proper Instruction, and bill the Client (payable by the Programme Manager) in accordance with paragraph 4.4 and Clause 10 of the Custody Agreement.

4.4.	The Parties agree that all Rewards and Fees shall be paid in the same Digital Currency as the Staked Coins, but this is without prejudice to the Custodian’s right to request payment from the Programme Manager for all Fees in accordance with, and subject to, the provisions of Clause 10 of the Custody Agreement in the event the Fees cannot be settled in full by deducting from the Rewards for any reason.

4.5.	Upon receipt of Proper Instructions from the Client or the Staking Agent, the Custodian may Stake the Client’s Rewards as additional Eligible Assets.

4.6.	The Rewards generated from the operation of the Staking Facilitation Service shall belong solely to the Issuer or its Staking Agent.

Custody fees in accordance with Clause 10.1 of the Custody Agreement shall continue to apply to Staked Coins. The Client shall reimburse any blockchain transaction fees and other expenses incurred in relation to Staked Coins in accordance with Clause 10.2 et seq. of the Custody Agreement.

5.	WITHDRAWAL

5.1.	The Client or the Staking Agent may give Proper Instructions to the Custodian to withdraw all or part of its Staked Coins from the Staking process at any time. the Custodian will only effect Instructions to facilitate withdrawal requests on Business Days during its standard working hours.

5.2.	The Client acknowledges the Staked Coins may be subject to notice periods and other restrictions according to the rules of the Network and agrees that (subject to paragraph 3.4) the Custodian has no obligation to return the Staked Coins to the Client following a withdrawal request until the Staked Coins have been withdrawn from the Staking process of the relevant Network and returned to the Custodian’s control at the end of the Release Period.

6.	RULES OF THE NETWORK

6.1.	Each Network in respect of which the Custodian facilitates Staking from time to time may have different rules and protocols. Each of the Client and the Staking Agent acknowledges that all Staking by or through the Custodian is subject to the rules and protocols of the relevant Network, and agrees that it is the responsibility of the Client and the Staking agent to read and familiarise itself with such rules and protocols.

6.2.	Each of the Client and the Staking Agent acknowledges that certain Networks operate a protocol commonly known as “slashing”. “Slashing” generally occurs if the Network considers the rules of the Network have been breached, the Validation Rights have not been exercised in good faith or for slow performance or unavailability of the necessary infrastructure, which then results in a penalty (a “Slashing Penalty”) whereby Staked Coins are destroyed and any Rewards will not be transferred. The Client acknowledges and agrees that the Client is Staking Eligible Assets at its own risk and the Custodian shall not be liable for any Losses the Client incurs as a result of providing Proper Instructions to the Custodian to facilitate Staking of Eligible Assets. The Custodian shall only be responsible for, and shall reimburse the Client for, any Slashing Penalty where the Custodian is determined to have acted grossly negligently or with wilful misconduct. However, the Custodian will not be responsible for Slashing Penalties that arise as a result of the Client’s acts or omissions, any Provider’s acts or omissions; any maintenance to the Network, bugs or errors in the Network; acts by a hacker or other malicious actor; or force majeure events. Should the Custodian receive any reimbursement for Slashing Penalties incurred by the Provider, the Custodian undertakes to pay it to the Client subject to the deduction of reasonable administrative Expenses.

6.3.	The Parties acknowledge that the rules or protocols of the Network may change from time to time and that the Network or any Provider may take action or refrain from taking action, all of which is outside of the Custodian’s control. In the event of any such event or similar event, the Client acknowledges and agrees that the Custodian may take such action as it deems reasonable and appropriate in the circumstances (including not taking action at all) in the interests of the Staking Facilitation Service and that any action or inaction the Custodian takes in such circumstances shall not constitute a breach of the Agreement and the Custodian shall not be responsible in any way to the Client for any Losses or reductions in value in respect of the Eligible Assets or otherwise suffered by the Client in connection with such changes.

7.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

7.1.	The Custodian represents, warrants and undertakes to the Company, the Programme Manager and the Staking Agent each time that the Staking Facilitation Service is used that:

(a)	the representations and warranties of the Custodian in Clause 9.2 of the Custody Agreement are true, accurate and complete at all times on and after the date of the Custody Agreement until terminated in accordance with its terms;

(b)	the Custodian’s provision of the Staking Facilitation Service in accordance with the a Proper Instruction will not constitute, or be reasonably expected to result in a breach, default, contravention or violation of any applicable law or regulation, the breach, default, contravention or violation of which would materially impair its ability to enter into the Agreement or perform its obligations under the Agreement; and

(c)	the performance of the Staking Facilitation Services does not require the Custodian to hold or obtain any authorisations, licenses, permits or registrations that it does not already possess.

7.2.	The Custodian agrees to perform the facilitation of Staking Facilitation Services on and subject to the following conditions and each of the Company and the Programme Manager represents, warrants and undertakes to the Custodian each time that the Staking Facilitation Service is used that:

(a)	the representations and warranties of the Company and the Programme Manager in Clause 9.1 of the Custody Agreement are true, accurate and complete at all times on and after the date of the Custody Agreement until terminated in accordance with its terms;

(b)	the receipt by the Company and the Staking Agent of the Staking Facilitation Service will not constitute, or be reasonably expected to result in a breach, default, contravention or violation of any applicable law or regulation, the breach, default, contravention or violation of which would materially impair its ability to enter into the Agreement or perform its obligations under the Agreement; and

(c)	the Client acknowledges and agrees that the Custodian has not provided any advice or guidance in relation to the Staking Facilitation Service and the Client enters into this agreement at its own risk and should seek independent legal, tax and any other advice before commencing use of the Staking Facilitation Service.

8.	MAINTENANCE, SUPPORTED ASSETS, FORKS, REDUNDANCY & BCP

8.1.	Service Commitment: the Custodian shall endeavour to provide sufficient service commitment levels for the Company where within its control.

8.2.	Maintenance (Scheduled): the Custodian may from time to time temporarily suspend one or more components of the Staking Facilitation Service for planned maintenance (“Scheduled Maintenance”).

8.3.	The Custodian will endeavour to ensure that:

(a)	all Scheduled Maintenance will take place outside the hours of 8am to 6pm (UK time);

(b)	no Scheduled Maintenance will take place on a Friday;

(c)	a minimum of five (5) Business Days’ prior notice of all Scheduled Maintenance will be provided to the Client and the Staking Agent;

(d)	it will use commercially reasonable efforts to conduct Scheduled Maintenance in windows of two (2) hours or less; and

(e)	the aggregate amount of Scheduled Maintenance in a single Service Period will not exceed twenty-two (22) hours.

8.4.	Maintenance (Unscheduled): the Custodian may temporarily suspend any portion of the Staking Facilitation Service solely to the extent and for the duration that is necessary in order to avoid or mitigate any adverse impact on the safety, security and integrity of the Staking Facilitation Service as assessed in the Custodian’s discretion, acting in good faith (each of the same, a “Necessity”).

8.5.	Withdrawn Service: the Custodian may temporarily suspend or disable access to any component of the Staking Facilitation Service (each of the same, a “Withdrawal of Service”):

(a)	if the Custodian, acting reasonably and in good faith, believes this to be reasonably necessary to comply with applicable law or regulation; or

(b)	if the Client or the Programme Manager fails to make payment of any Fees for a period of more than two (2) months since the date of the relevant invoice to the Client.

8.6.	The Custodian shall notify the Client, the Programme Manager and the Staking Agent prior to any Withdrawal of Service (unless it would be unlawful to do so).

8.7.	Communication: In the event of a Necessity or Withdrawal of Service occurring, the Custodian shall (to the extent lawfully permissible) provide the Client, the Programme Manager and the Staking Agent with regular updates as to the current status and likely duration of the Withdrawal of Service.

8.8.	Supported Assets: The Client acknowledges that:

(a)	an Eligible Asset may cease to be compatible with the Staking Facilitation Service; or

(b)	the Custodian may, from time to time, and in its sole discretion, determine to no longer support an Eligible Asset (whether or not the same is, in fact, anticipated to remain compatible with the Staking Facilitation Service) as a consequence of legal, regulatory, operational, security, reputational or other considerations, and, therefore, the provision of Staking Facilitation Services in connection with such Eligible Asset shall come to an end.

8.9.	The Custodian shall where possible:

(a)	give the Client, the Programme Manager and the Staking Agent not less than thirty (30) Business Days’ notice following the making of any determination by it pursuant to 8.8(b) above; and

(b)	endeavour to give the Client, the Programme Manager and the Staking Agent no less than thirty (30) Business Days’ notice in advance of the anticipated occurrence of any Eligible Asset ceasing to be compatible with the Staking Facilitation Service (as referred to in paragraph 8.8(a) above).

Upon receipt of any such notice the Client and the Staking Agent shall discuss the appropriate steps for it to take pursuant to a mechanism for dialogue agreed between the Client, the Programme Manager, the Staking Agent and the Custodian.

9.	TERMINATION AND CONSEQUENCES

9.1.	Prescribed Dealings: The Client undertakes that it shall during a period of 21 days prior to the expiry of notice of termination of the Agreement served in accordance with either of Clauses 13.2 (a) or (c) of the Custody Agreement (such period, the “Exit Period”) transfer no further Eligible Asset(s) into any Staking Wallets.

9.2.	Cessation of Access: The Client acknowledges that, with immediate effect at the Termination Point, the Custodian shall cease to provide the Staking Facilitation Services.

9.3.	Eligible Assets’ Repatriation: If any Eligible Assets or other Staked Coins remain in any Staking Wallets at the expiration of the Termination Point, the Custodian shall effect one or more transfers of the remaining Eligible Assets to one or more of the Secured Wallets or to such other wallet of the Company as may be specified by the Company (together, the “Exit Transfer(s)”).

9.4.	The Fee shall be payable by the Programme Manager until completion of any necessary Exit Transfer(s) and the Programme Manager shall further be liable for any additional costs incurred by the Custodian (in its reasonable discretion) in relation to any necessary Exit Transfer(s).

9.5.	For the avoidance of doubt, the foregoing paragraphs 9.3 and 9.4 shall survive termination of the Agreement.